                          STOCK PURCHASE AGREEMENT

                                   BETWEEN

                              AMAX COAL COMPANY

                                     AND

                       UNION PACIFIC RESOURCES COMPANY



                                March 1, 1994

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1. Purchase and Sale of Company Shares.......................................-1-
   1.01  Agreement to Sell and Purchase......................................-1-
   1.02  Preliminary Purchase Price; Closing Payment.........................-1-
   1.03  The Closing.........................................................-1-
   1.04  Deliveries at the Closing...........................................-2-
   1.05  Closing Date Adjustment.............................................-2-

2. Representations and Warranties Concerning the Transaction.................-2-
   2.01  Representations and Warranties of the Seller........................-2-
   2.02  Representations and Warranties of the Buyer.........................-3-

3. Representations and Warranties Concerning the Company.....................-5-
   3.01  Organization, Qualification, and Corporate Power....................-5-
   3.02  Capitalization......................................................-5-
   3.03  Noncontravention....................................................-5-
   3.04  Advisors' and Brokers' Fees.........................................-5-
   3.05  Contracts...........................................................-6-
   3.06  Financial Statements................................................-7-
   3.07  Events Subsequent to Report Date....................................-7-
   3.08  Condition of Assets.................................................-8-
   3.09  Compliance with Law.................................................-9-
   3.10  Environmental Matters...............................................-9-
   3.11  Tax Matters.........................................................-9-
   3.12  Litigation.........................................................-10-
   3.13  Benefit Plans and Arrangements.....................................-10-
   3.14  Imbalances and Hedging.............................................-13-
   3.15  Labor..............................................................-13-
   3.16  Reserve Report.....................................................-13-
   3.17  Subsidiaries.......................................................-14-
   3.18  Accounts Receivable................................................-15-

4. Pre-Closing Covenants....................................................-15-
   4.01  Notices and Consents...............................................-15-
   4.02  Access.............................................................-15-
   4.03  Confidentiality Agreement..........................................-15-
   4.04  Actions by Seller..................................................-15-
   4.05  Actions by Buyer...................................................-16-
   4.06  Actions by the Parties.............................................-16-
   4.07  Conduct of Business Pending Closing................................-16-
   4.08  Supplemental Disclosures...........................................-18-
   4.09  Transfer of Subsidiary.............................................-19-

5. Post-Closing Covenants...................................................-19-
   5.01  Responsibility for Covered Liabilities.............................-19-
   5.02  Seller's Obligations...............................................-20-
   5.03  Maintenance of Indemnification Provisions..........................-20-
   5.04  Employee Benefit Plans and Practices...............................-21-
   5.05  Use of Amax and Cyprus Names.......................................-27-

6. Tax Agreements...........................................................-27-
   6.01  Income Allocation..................................................-27-
   6.02  Responsibility for Federal Income Taxes............................-29-
   6.03  Access to Information..............................................-29-
   6.04  Liability for Consolidated Group Income Taxes......................-30-
   6.05  Section 338(h)(10) Election........................................-30-
   6.06  Conflicts..........................................................-30-
   6.07  Allocation of Purchase Price.......................................-30-

7. Title Matters............................................................-31-
   7.01  Access to Records..................................................-31-
   7.02  Notice of Asserted Title Defects...................................-31-
   7.03  Notice in Response to Buyer's Notice...............................-32-
   7.04  Method of Determination of Defect Amounts..........................-32-
   7.05  Seller's Option to Retain Significant Property.....................-33-
   7.06  Pre-Closing Adjustment for Uncured Title Defects...................-34-
   7.07  Cure of Title Defects..............................................-34-
   7.08  Arbitration........................................................-34-
   7.09  Post-Closing Adjustment for Uncured Title Defects..................-36-

8. Environmental............................................................-36-
   8.01  Availability of Data to Buyer......................................-36-
   8.02  Environmental Defects..............................................-37-

9. Pre-Closing Breaches.....................................................-38-

10. Conditions to Obligation to Close...................................... -38-
    10.01  Conditions to Obligation of the Buyer............................-38-
    10.02  Conditions to Obligation of the Seller...........................-40-

11. Remedies for Breaches of This Agreement or for Defects..................-41-
    11.01  Survival of Representations and Warranties.......................-41-
    11.02  Indemnification Provisions for Benefit of the Buyer..............-41-
    11.03  Limitation on Seller's Liability.................................-42-
    11.04  Indemnification Provisions for Benefit of the Seller.............-43-
    11.05  Matters Involving Third Parties..................................-43-
    11.06  Seller's Environmental Indemnification...........................-45-
    11.07  Determination of Losses..........................................-46-
    11.08  Effect of Indemnification Provisions.............................-47-

    11.09  Company Negligence, Etc..........................................-41-

12. Termination.............................................................-47-
    12.01  Termination of Agreement.........................................-47-
    12.02  Effect of Termination............................................-48-
    12.03  Specific Performance.............................................-48-

13. Definitions.............................................................-48-

14. Miscellaneous...........................................................-59-
    14.01  Press Releases and Public Announcements..........................-59-
    14.02  No Third-Party Beneficiaries.....................................-60-
    14.03  Entire Agreement.................................................-60-
    14.04  Succession and Assignment........................................-60-
    14.05  Counterparts.....................................................-60-
    14.06  Headings.........................................................-60-
    14.07  Notices..........................................................-60-
    14.08  Disclaimer of Representations and Warranties.....................-61-
    14.09  Governing Law....................................................-62-
    14.10  Amendments and Waivers...........................................-62-
    14.11  Severability.....................................................-62-
    14.12. Texas Deceptive Trade Practices Act Waiver.......................-62-
    14.13  Expenses.........................................................-62-
    14.14  Construction.....................................................-62-

Exhibits:
- --------
Exhibit A         Company Financial Statements
Exhibit 10.01(f)  Opinion of Seller's Counsel
Exhibit 10.01(g)  Parent Guaranty
Exhibit 10.01(j)  Release of Intercompany Accounts
Exhibit 10.02(f)  Opinion of Buyer's Counsel

Schedules:
- ---------
Schedule 3        Exceptions to Representations and Warranties Regarding Company
Schedule 4.07     Exceptions to Conduct of Business Pending Closing
Schedule 7        List of Significant Properties

                          STOCK PURCHASE AGREEMENT


  Agreement entered into as of March 1, 1994 , by and between Union Pacific Resources Company, a Delaware corporation (the "Buyer"), and Amax Coal Company, a Delaware corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

  The Seller owns all of the outstanding capital stock of Amax Oil & Gas Inc., a Delaware corporation (the "Company").

  This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of the Company in return for cash.

  Certain capitalized terms and other terms used herein are defined in Section
                                                                       -------
13 hereof.
- --

  Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

  1.  Purchase and Sale of Company Shares.

      1.01 Agreement to Sell and Purchase. On and subject to the terms and conditions of this Agreement and in consideration of Buyer's payment to Seller of the Purchase Price as herein provided, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all Company Shares.

      1.02 Preliminary Purchase Price; Closing Payment. In consideration for Seller's sale and transfer to Buyer of the Company Shares, the Buyer agrees to pay to the Seller Eight hundred nineteen million dollars ($819,000,000) (the "Preliminary Purchase Price"), subject to adjustment as herein provided. On a date not less than three business days prior to the Closing Date, based upon information available to Seller at such time, Seller shall estimate the Closing Date Adjustment and the Closing Payment, shall notify Buyer of the respective amounts thereof and shall provide Buyer a copy of its computation of such estimated amounts.

      1.03 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002, commencing at 9:00 a.m. local time on March 31, 1994; or in the event all conditions to Closing have not been satisfied as of such date and the Parties have not terminated this Agreement pursuant to Section 12, on the fifth business
                                               ----------
day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to delivery of the notice required under
Section 1.02 above and actions the respective Parties will take at the Closing
- ------------
itself); or at such other place, date and time as the Buyer and the Seller may mutually determine (the "Closing Date").

      1.04 Deliveries at the Closing. At the Closing, (a) the Seller will deliver to the Buyer the various certificates, opinions, instruments, and documents referred to in Section 10.01 below, (b) the Buyer will deliver to the
                         -------------
Seller the various certificates, opinions, instruments, and documents referred to in Section 10.02 below, (c) the Seller will deliver to the Buyer stock
      -------------
certificates representing all Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (d) the Buyer will deliver to the Seller the Closing Payment by wire transfer or delivery of other immediately available funds.

      1.05 Closing Date Adjustment. Promptly after the Closing Date, Coopers & Lybrand, an independent public accounting firm ("CPA"), shall calculate the Closing Date Adjustment and the Purchase Price. The Parties shall share equally the CPA's fees and costs incurred in connection with such calculation. Buyer shall, and shall cause the Company to, provide the CPA full access to books, records and data of the Company relevant to the computation of the Closing Date Adjustment and the Seller and Parent shall provide the CPA reasonable access to such information as is relevant to such computation. Not later than the 60th day after the Closing Date, the CPA shall notify Seller and Buyer of the amount of the Closing Date Adjustment and the Purchase Price and shall provide the Parties a summary of such accountants' computations in respect thereof. In the event the Purchase Price, as so calculated, is in excess of the Closing Payment, Buyer shall, within two business days of receiving notice thereof, pay to Seller, by wire transfer or delivery of other immediately available funds, an amount equal to the excess of the Purchase Price over the Closing Payment. In the event the Closing Payment is in excess of the Purchase Price, Seller shall, within two business days of its receiving notice regarding the Closing Date Adjustment and Purchase Price, pay Buyer by wire transfer or delivery of other immediately available funds an amount equal to the excess of the Closing Payment over the Purchase Price.

  2.  Representations and Warranties Concerning the Transaction.

      2.01 Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 2.01 are
                                                                ------------
true and correct as of the date of this Agreement:

      (a) Organization of Seller. The Seller is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

      (b) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority and all necessary board approvals) to execute and deliver this Agreement and to perform its obligations hereunder. This

      Agreement constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms and conditions except as such enforceability may be limited by or subject to
      (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for the filing under the Hart-Scott-Rodino Act (and the expiration or termination of the waiting period thereunder) as contemplated by Section 4.01, the
                                                        ------------
      Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any government or governmental agency or any other person or entity in order to consummate the transactions contemplated by this Agreement.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation by the Seller of the transactions contemplated hereby, will in any material respect violate any statute, regulation, rule, injunction, judgment, order, decree or ruling of any government, governmental agency, or court to which the Seller is subject, or any provision of its charter or bylaws or any agreement or instrument to which Seller is a party.

      (d) Company Shares. The Seller holds of record and owns beneficially all outstanding Company Shares free and clear of any security interests, liens, options, warrants, purchase rights, or other encumbrances (except as created by this Agreement and restrictions on sales of stock under applicable securities laws). Upon the purchase of the Company Shares as contemplated by this Agreement, the Buyer will obtain good and valid title to the Company Shares free and clear of all security interests, mortgages, pledges, claims, liens, charges, options, defects, encumbrances, or other rights or interests of any nature (other than those created by, through or under Buyer and restrictions on sales of stock under applicable securities laws). The Seller is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company. The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

      (e) Advisors' and Brokers' Fees. The Seller has engaged Morgan Stanley & Co. Incorporated ("Morgan Stanley") as its financial advisor in connection with the transactions contemplated by this Agreement. The Seller has not retained any other advisor or broker in connection with such transactions.

      2.02 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 2.02
                                                                 ------------
are true and correct as of the date of this Agreement (and, in the case of the representations and warranties contained in Section 2.02(f), will be true and
                                            ---------------
correct throughout the Interim Period):

      (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      (b)  Authorization of Transaction.   The Buyer has full power and
      authority (including full corporate power and authority and all necessary board approvals) to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms and conditions except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for the filing under the Hart-Scott-Rodino Act (and the expiration or termination of the waiting period thereunder) as contemplated by Section 4.01, the Buyer need not give any notice to,
                         ------------
      make any filing with, or obtain any authorization, consent, or approval of, any government or governmental agency or any other person or entity in order to consummate the transactions contemplated by this Agreement.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation by the Buyer of the transactions contemplated hereby, will in any material respect violate any statute, regulation, rule, injunction, judgment, order, decree, or ruling of any government, governmental agency, or court to which the Buyer is subject, or any provision of its charter or bylaws or any agreement or instrument to which Buyer is a party.

      (d) Advisors' and Brokers' Fees. The Buyer will pay all fees and charges of any financial advisor or broker retained by it in connection with the transactions contemplated by this Agreement and shall indemnify and hold Seller harmless from and against any claims for the payment of such fees and charges.

      (e) Investment Purpose. Buyer is an "accredited investor," as such term is defined in Regulation D of the Securities Act, and will acquire the Company Shares for its own account and not with a view to a sale or distribution thereof in violation of any securities laws; and Buyer has no present intention of selling or distributing any of the Company Shares in violation of any securities laws.

      (f) Sufficient Funds. Buyer has, and at all times during the Interim Period will continue to have, sufficient funds available to it to pay the Purchase Price and to perform its other obligations pursuant to this Agreement.

      (g) Exon-Florio Compliance. Buyer is not a foreign person such that the President of the United States would, if he determined to do so, be entitled to investigate the transactions contemplated by this Agreement pursuant to the provisions of 50 U.S.C. App. Section 2170 and the rules and regulations promulgated thereunder.

  3. Representations and Warranties Concerning the Company. The Seller represents and warrants to the Buyer that the statements contained in this
Section 3 are true and correct as of the date of this Agreement.
- ---------

      3.01 Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed to conduct business and is in good standing under the laws of each jurisdiction where such qualification or licensing is required, except where the effect of any lack of such qualification or licensing would be de minimis. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

      3.02 Capitalization. The entire authorized capital stock of the Company consists of 1,000 shares of the common stock, $100 par value per share, of the Company of which only the 1,000 Company Shares held of record by the Seller are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, and are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person. The Company does not have outstanding, and is not a party to, any convertible security, call, preemptive right, option, warrant, purchase right, or other contract or commitment that could, directly or indirectly, require the Company to sell, issue, or otherwise dispose of any of its capital stock.

      3.03 Noncontravention. Except as set forth in Item 3.03 of Schedule 3, and except for matters having a de minimis effect, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any statute, regulation, rule, injunction, judgment, order, decree, or ruling of any government, governmental agency, or court to which the Company is subject or any provision of the charter, bylaws or other governing documents of any of the Company, or (b) conflict with, result in a breach of, constitute a default under, give rise to the creation or imposition of any indebtedness, penalty, loss of rights or restriction under, result in the acceleration of, create in any party the right to accelerate, terminate or cancel any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any part of its assets is subject (or result in the imposition of any lien or security interest upon any such assets). Except for the filing under the Hart-Scott-Rodino Act (and the expiration or termination of the waiting period thereunder) as contemplated by Section 4.01 hereof, and except for matters having a de
                   ------------
minimis effect, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other person or entity in order for the Parties to consummate the transactions contemplated by this Agreement.

      3.04 Advisors' and Brokers' Fees. The Company does not have any liability or obligation to pay any fees or charges to any financial advisor, broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      3.05 Contracts. Set forth in Part A of Item 3.05 of Schedule 3 is a true and correct description of each contract, agreement, lease or similar arrangement to which the Company is a party or by which any of the assets of the Company are bound and which:

      (a) is with the Seller, the Parent or any Affiliate of the Seller or the Parent (except for contracts that involve no parties other than the Company and its subsidiaries) and (i) which will survive the Closing or
      (ii) will not survive the Closing and the loss of which would have an adverse effect on a material segment of Company's business or operations;

      (b) is an agreement for the sale or purchase of any Hydrocarbons produced from or attributable to the Wells, the Lands or the Units, except those sales or purchase agreements which (i) by the terms of such agreement expire within six months or can be terminated by the Company upon not more than six months notice without penalty or (ii) involve aggregate expenditures or receipts not in excess of $50,000;

      (c) to the best of the Company's Knowledge, creates any area of mutual interest with respect to the acquisition by the Company or its assigns of any interest in any Hydrocarbons, lands or other assets, except those areas of mutual interest created under farmout, farmin or joint operating agreements;

      (d) involves expenditures or receipts of $100,000 or more in any calendar year, excluding (i) contracts or agreements creating interests in the Leases, Wells or Units, (ii) joint operating agreements, (iii) unitization or pooling agreements, and (iv) participation, joint venture, partnership, farmout, farmin or similar agreements;

      (e) evidences an obligation to pay a deferred purchase price in excess of $25,000 for property or services, except accounts payable arising in the ordinary course of business and obligations which involve a payment of $25,000 or less in any calendar year;

      (f) evidences a lease or rental of any land, building, or other improvements or portion thereof for a price in excess of $25,000 per year, excluding (i) interests in the Leases, Wells or Units, (ii) surface leases not material to the business of the Company, and (iii) leases of buildings or other improvements which involve aggregate expenditures or receipts of $50,000 or less;

      (g) creates or evidences a mortgage, indenture, guarantee, note, loan agreement, pledge agreement, installment obligation, or other instrument for or relating to any borrowing of more than $50,000;

      (h) subjects the Company or the assets of the Company to any partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code;

      (i) creates or evidences an asset purchase or sale agreement involving aggregate consideration in excess of $5,000,000; or

      (j) is not described in items (a) through (i) above, and the breach or loss of which would have a material adverse effect.

As to all such contracts, agreements, leases and arrangements, except as set forth in Part B of Item 3.05 of Schedule 3, and except for such violations, breaches or other matters as do not involve amounts in excess of $50,000 in the aggregate as to individual contracts, agreements, leases and arrangements, (i) such contracts, agreements, leases and arrangements are in full force and effect; (ii) there are no violations or breaches thereof, or existing facts or circumstances which upon notice or the passage of time or both will constitute a violation or breach thereof by the Company or the Seller or, to the Knowledge of the Company or the Seller, by any other party thereto; (iii) no notice of the exercise or attempted exercise of premature termination, price reduction, market-out or curtailment has been received by the Company or the Seller with respect thereto; (iv) no notice has been received by the Company or the Seller that any party thereto intends not to honor its obligations thereunder; and (v) except with regard to contracts as to which such delivery or access would violate the terms of such contract or any other agreement, true, correct and complete copies thereof have been made available to the Buyer by the Seller or the Company and Seller will promptly make requests of the parties for which delivery or access is so restricted and use reasonable best efforts to obtain or afford Buyer access to such contracts.

      3.06 Financial Statements. Attached hereto as Exhibit A are the following financial statements (collectively the "Financial Statements"): (i) unaudited consolidated statements of financial position, operations and changes in stockholders' equity, and cash flows as of and for the fiscal years ended December 31, 1990, 1991 and 1992, for the Company; and (ii) unaudited consolidated statements of position and operations for the Company as of and for the nine months ended on the Report Date (the "Most Recent Financial Statements") . The Financial Statements (including the notes thereto) have been prepared in accordance with the historical accounting practices of AMAX Inc. applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items. Except as set forth in Item 3.06 of Schedule 3, as of the Report Date the Company had no liabilities or obligations (including contingent obligations) of the type required to be reflected or disclosed in a balance sheet or the notes thereto prepared in accordance with GAAP at such date that were not reflected, disclosed or reserved against in the Financial Statements.

      3.07 Events Subsequent to Report Date. Except in each case as set forth in Item 3.07 of Schedule 3 or as otherwise disclosed in the Financial Statements, since the Report Date the Company has engaged in business in a manner consistent with its past practices, and there has not been any:

      (a) change in the consolidated financial condition, business, or operations of the Company which has a material adverse effect;

      (b) (i) contractual liability or contractual obligation incurred by the Company involving expenditures in excess of $100,000, other than those in the ordinary course of business consistent with past practices or (ii) obligation incurred by the Company of the nature referred to in clause (b) of Section 3.14;
         ------------

      (c) capital expenditure prior to January 31, 1994 as to individual assets or assets relating to a single project exceeding $100,000;

      (d) destruction, damage to, or loss of any assets of the Company that (after giving effect to any insurance coverage with regard thereto) exceeds $1,000,000 in value;

      (e) change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies) by the Company;

      (f) sale or transfer of any assets of the Company other than (i) Hydrocarbons produced, saved and sold in the ordinary course of business,
      (ii) personal property and equipment which is replaced with personal property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of the assets of the Company and (iii) transfers or disposals of any items of personal property having a value of less than $20,000;

      (g) employment agreement (not terminable at will) entered into by the Company;

      (h) (i) dividend or other distribution in respect of the Company's capital stock other than those which are fully reflected in the Closing Date Adjustment or (ii) other transactions between the Company and the Seller, Parent or any of their respective Affiliates (except for (I) transactions in connection with agreements listed in Item 3.13 of Schedule 3 and (II) other transactions consistent with the Company's past practices and (III) transactions involving only the Company and its subsidiaries).

      (i) change in any employee benefit plans (within the meaning of section 3(3) of ERISA) or any incentive compensation plan, stock option plan, stock bonus plan, or any other employee benefit plan, program, or arrangement not subject to ERISA, established, contributed to, or maintained by the Company.

      3.08 Condition of Assets. The Company owns or has the right to use under customary industry terms the assets it needs to operate its business, including, but not limited to, (a) plants, facilities, pipelines, gathering and processing systems, compressors and equipment (collectively the "Assets"); and (b) easements, rights-of-way, surface leases, surface fee interests, licenses and permits. The Assets have been maintained in a state of repair so as to be adequate for normal operations.

      3.09 Compliance with Law. Except as listed or referred to in Item 3.09 of Schedule 3, and except as to matters having a de minimis effect, the Company is in compliance with all laws, statutes and ordinances, all governmental rules and regulations and all injunctions, judgments, orders, decrees or rulings of any government, governmental agency or court to which, in each case, it is subject, including matters relating to licenses, permits, filings, and approvals required in connection with the operation of the Company's business; provided, however, that Seller makes no representation or warranty in this Section 3.09 as
                                                                 ------------
to the Company's compliance with laws, statutes, ordinances, rules, or regulations relating to (a) Environmental Matters (which representations and warranties are limited to those set forth in Section 3.10), and (b) tax matters
                                             ------------
and benefit plans and arrangements (which representations and warranties are limited to those set forth in Section 3.11 and 3.13, respectively).
                              ------------     ----

      3.10 Environmental Matters.  Except as listed in Item 3.10 of Schedule 3,
(i) the Company is in compliance with all applicable Environmental Laws, and
(ii) the Company has not received any inquiry or notice, other than an inquiry or notice that has been fully and finally resolved, nor does it have any reason to believe it will receive any inquiry or notice, that alleges that the Company is not now, or in the past has not been, in compliance with all applicable Environmental Laws. Except as listed in Item 3.10 of Schedule 3, the Company has not released, as such term is defined in CERCLA, Materials of Environmental Concern on, in, or about the Company Property other than as allowed by Environmental Laws, and no conditions exist on, in, or about the Company Property as a result of Environmental Matters that give rise to liabilities, potential liabilities or Third Party Claims under Environmental Laws or common law. Except as listed in Item 3.10 of Schedule 3, the Company has not caused or allowed Materials of Environmental Concern to migrate from the Company Property upon or beneath other properties, except as permitted by Environmental Laws, or caused or allowed Materials of Environmental Concern to migrate from other properties, upon or beneath the Company Property, except as permitted by Environmental Laws. Except as listed in Item 3.10 of Schedule 3, the Company has not transported, disposed, or arranged for disposal, reclamation, recycling, or sale of Materials of Environmental Concern from the Company Property to other properties, other than as allowed by Environmental Laws, and the Company has not transported, disposed, or arranged for disposal, reclamation, recycling, or sale of Materials of Environmental Concern from the Company Property that give rise to liabilities, potential liabilities or Third Party Claims under Environmental Laws or common law.

      3.11 Tax Matters.  With respect to the Company, except as set forth in
Item 3.11 of Schedule 3, (a) all reports, returns, statements (including, without limitation, estimated reports, returns, or statements), and other similar filings required to be filed on or before the Closing Date by the Company (or the common parent of the affiliated group of which the Company is a member) (the "Tax Returns") with respect to any taxes have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed; (b) all taxes reported on the Tax Returns have been paid; (c) the Company (or the common parent of the affiliated group of which the Company is a member) has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any tax; (d) the Company is not a party to any tax allocation or sharing agreement; (e) there are no claims, assessments, levies, administrative proceedings, or lawsuits pending or threatened against the Company by any taxing authority; (f) there are no requests for rulings in respect of any tax pending between the Company and any tax authority; (g) the Company has no liability for penalties with respect to Tax Returns described in clause (a) and there is a realistic possibility of success for the treatment of all items on such Tax Returns; and (h) the Company has paid (or accrued in the Most Recent Financial Statements) all taxes attributable to all periods or portions thereof ending on or before the Report Date.

      3.12 Litigation. Except as listed or referred to in Item 3.12 of Schedule 3, there are no claims, lawsuits, orders, decrees, injunctions or administrative, arbitration or other proceedings pending or, to the Knowledge of Seller or the Company, threatened, against the Company, other than those that, if concluded in a manner adverse to the Company, would have a de minimis effect.

      3.13 Benefit Plans and Arrangements.

  (a) The term "Plan" means every "employee pension benefit plan" and every "employee welfare benefit plan," as those terms are defined in section 3 of ERISA, and every other retirement, pension, profit-sharing, money purchase, deferred compensation, incentive compensation, bonus, stock option, stock appreciation rights, stock purchase, severance pay, unemployment benefit, vacation pay, health, life or other insurance, dependent care, educational assistance, fringe benefit, or other employee benefit plan, program, agreement, arrangement, fund, policy, or practice that was or is established, maintained or contributed to by the Company or one or more of its Benefits Affiliates. The term "Benefits Affiliate" means (i) any corporation that is a member of a controlled group of corporations (as defined in section 414(b) of the Code) that includes the Company, (ii) any trade or business (whether or not incorporated) that is under common control (as defined in section 414(c) of the Code) with the Company, (iii) any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in section 414(m) of the Code) that includes the Company, and (iv) any other entity required to be aggregated with the Company pursuant to regulations issued under section 414(o) of the Code. Item 3.13 of Schedule 3 completely and accurately lists all material Plans that currently are established, maintained, or contributed to by the Company.

  (b) Except as set forth in Item 3.13 of Schedule 3, with respect to the Plans:

      (1) No "party in interest" or "disqualified person" with respect to any Plan (respectively, within the meanings of section 3(14) of ERISA and section 4975 of the Code) has engaged (or to the best of Seller's and Company's Knowledge will engage on or before the Closing Date) in any transaction as a result of which the Company or any Benefits Affiliate could be subject to liability pursuant to section 409 of ERISA or to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed pursuant to section 4975 of the Code;

      (2) no liability under Title IV of ERISA has been incurred (or will be incurred on or before the Closing Date) by the Company or any Benefits Affiliate (other than liability for premiums due to the Pension Benefit Guaranty Corporation) that has not been satisfied in full;

      (3) neither the Company nor any Benefits Affiliate has any liability for excise taxes payable under the Code or civil penalties payable under ERISA, and no basis for any such liability exists or will exist in the future based on events on or before the Closing Date;

      (4) the Pension Benefit Guaranty Corporation has not instituted or threatened to institute (and will not institute or threaten to institute, on or before the Closing Date) proceedings to terminate any of the Plans that is subject to Title IV of ERISA;

      (5) neither the Company nor any Benefits Affiliate has incurred any plan termination liability or withdrawal liability, and no basis for any such liability exists or will exist based on events on or before the Closing Date with respect to any Plan that is (i) subject to Title IV of ERISA,
      (ii) a multiemployer plan as that term is defined in section 3(37) and 4001(a)(3) of ERISA, or (iii) subject to section 4063 or 4064 of ERISA;

      (6) neither the Company nor any Benefits Affiliate has engaged (or will engage on or before the Closing Date) in any transaction subject to section 4069 of ERISA;

      (7) full and timely payment has been made or shall be made of all amounts that the Company or any Benefits Affiliate is required to pay as contributions to the

      Plans as of the Closing Date or as of the last day of the most recent fiscal year of each of the Plans ended on or before the date of this Agreement;

      (8) full and timely payment has been made and shall be made of all quarterly contributions required to be made to any Plan under section 412(m) of the Code as of the Closing Date (and no accrued but unpaid interest shall be owing with respect to any period of underpayment before the Closing Date under such section 412(m));

      (9) none of the Plans nor any trust established thereunder has incurred or will incur any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the Closing Date and as of the last day of the most recent fiscal year of each of the Plans ended on or before the date of this Agreement;

      (10) each of the Plans and each of the trusts established thereunder has been operated and administered in all material respects in accordance with all applicable laws, including, but not limited to, ERISA and the Code, and will be so operated and administered at all times up to and including the Closing Date;

      (11) each of the Plans that is intended to be "qualified" within the meaning of section 401(a) or 403(a) of the Code, and each of the trusts established thereunder that is intended to be "qualified" within the meaning of sections 401(a) and 501(a) of the Code, has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred (or will occur on or before the Closing Date) since the date of the most recent such determination that would adversely affect the qualified status of any of such Plans or the trusts thereunder;

      (12)  each of the Plans that is intended to satisfy the requirements of section 401(k) and (m) of the Code has satisfied all such requirements for all periods of time (and will satisfy such requirements at all times on or before the Closing Date), including, without limitation, the so-called "actual deferral percentage" test of section 401(k)(3)(A)(ii) of the Code and the so-called "actual contribution percentage" test of section 401(m)(3) of the Code;

      (13) each of the Plans that is intended to provide special tax treatment to participants (including, without limitation, any exclusion from gross income under section 79, 105, 106, 125, 127, 129, or 402 of the Code) satisfies and has satisfied all of the requirements for the receipt of such special tax treatment during all periods of time (and will satisfy all such requirements at all times on or before the Closing Date);

      (14) each of the Plans that is a group health plan (within the meaning of section 5000(b)(1) of the Code) complies and has complied in all respects with the requirements of Part 6 of Title I of ERISA and section 4980B of the Code, (and will comply with such requirements at all times on or before the Closing Date);

      (15) there are (and to the best of Seller's and Company's Knowledge, as of the Closing Date, will be) no pending or threatened claims by or on behalf of any employee, former employee, participant, or beneficiary covered under any such Plan of the Company against any of the Plans that are currently established, maintained or contributed to by the Company, or otherwise involving any such Plan of the Company (other than routine claims for benefits); nor are there any such claims pending or threatened under any local, state or federal discrimination law regarding employment or former employment with the Company or covered under any conciliation agreement reached with any agency responsible for administration of such laws.

      (16) the Seller has affirmatively disclosed to the Buyer in writing all written documents and oral communications that might subject the Company to a material liability to provide benefits pursuant to any Plan, including, without limitation, any post-retirement health, welfare, or life insurance benefits;

      (17) each Plan is operated and administered (and will be operated and administered at all times on or before the Closing Date) in accordance with the written documents governing such Plan, and (except for tax qualification compliance amendments not required to be made and filed prior to the end of the 1994 plan year) there are no provisions (and there will be no provisions as of the Closing Date) not included in such documents that the Company is obligated to add to such documents or to observe as of the date hereof or at any time hereafter;

      (18) the Company has not made any commitment regarding the continuation of any Plan after the Closing Date, and after the Closing Date, the Company may amend, cancel, terminate or otherwise modify any such Plan; and

      (19) the sale and purchase of the Company Shares pursuant to this Agreement shall not impose upon the Company or any Benefits Affiliate any obligation with respect to the payment of any severance benefits, unemployment benefits, payments contingent on a change in control of the Company, including parachute payments, or any other similar type of payment to any employee or other person.

  (c) Under the applicable laws of all jurisdictions within the United States of America and all foreign jurisdictions or under any collective bargaining or other agreement whatsoever, with respect to any Plan, (i) as of the Report Date there were no amounts accrued but unpaid that are not reflected on the most recent balance sheet of the Company; and (ii) the acquisition of the Company Shares by the Buyer as contemplated herein will not trigger, result in, or cause to mature, any employee or employee benefits-related claims, whether assertable by employees or by any other person or legal entity or by any governmental authority or other entity.

      3.14 Imbalances and Hedging. The statement attached hereto as Item 3.14 of Schedule 3 correctly sets forth for the periods shown (a) imbalances for overproduction and underproduction of natural gas and related hydrocarbons from the Company's WI included in the Company Property as of the report dated January 11, 1994 and (b) obligations of the Company as of the Report Date for the delivery of Hydrocarbons attributable to the Company Property in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor. The Company is not bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts which are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities and which potentially involve aggregate expenditures in excess of $2,500,000.

      3.15 Labor. The Company is not a party to or otherwise bound by any collective bargaining agreement. The Company has not experienced any strikes or been engaged in any disputes regarding collective bargaining or unfair labor practices.

      3.16 Reserve Report.

      (a) The Seller has delivered to Buyer a copy of the oil and gas reserve report for the Company and its subsidiaries audited by Ryder Scott Company Petroleum Engineers ("Reserve Consultants") as of the Report Date (the "Reserve Report"). Except with respect to the corrections and matters set forth at Item 3.16 of Schedule 3, neither the Seller nor the Company have any Knowledge of (i) any facts which would make the factual information provided by the Company or its subsidiaries to the Reserve Consultants, and on which the Reserve Report was based, inaccurate in any material respect as of its date or (ii) the fact that any Wells identified in the Reserve Report have been plugged and abandoned from and after the Report Date or are currently required to be plugged and abandoned.

      (b)  OTHER THAN AS EXPRESSLY SET FORTH ABOVE IN THIS SECTION 3.16, SELLER
                                                           ------------
      MAKES NO REPRESENTATION OR WARRANTY REGARDING THE RESERVE REPORT AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE RESERVE ESTIMATES, CASH FLOW ESTIMATES, PRICE ESTIMATES, OR PRODUCTION OR FLOW RATE ESTIMATES CONTAINED IN THE RESERVE REPORT OR IN ANY SUPPLEMENT THERETO OR UPDATE THEREOF (OR IN ANY SIMILAR REPORT) ARE IN ANY WAY COMPLETE, ACCURATE OR NOT MISLEADING, THE SAME BEING PREDICTIONS AS TO FUTURE EVENTS WHICH ARE INHERENTLY SUBJECT TO INCOMPLETENESS AND INACCURACY.

      3.17 Subsidiaries.  The only subsidiaries of the Company are listed in
Item 3.17 of Schedule 3. Each such subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation or organization, as the case may be, and is duly qualified or licensed to conduct business and is in good standing under the laws of each jurisdiction where such qualification or licensing is required, except where the effect of any lack of such qualification or registration would be de minimis. All the issued and outstanding shares of capital stock of each such subsidiary have been duly authorized and are validly issued, fully paid and nonassessable, are owned of record and beneficially (directly or indirectly) by the Company, and were not issued in violation of the preemptive rights of any person. Except as set forth in Item 3.17 of Schedule 3, all capital stock in subsidiaries of the Company is free and clear of all security interests, liens, options, warrants, purchase rights or similar encumbrances (other than restrictions on sales of stock under applicable securities laws). Each of the subsidiaries of the Company have the requisite power and authority (including corporate power and authority) to carry on their respective businesses as they are now being conducted, and to own and operate the assets they now own or operate. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, presumptive rights, agreements, arrangements or understandings of any character obligating any of the subsidiaries of the Company or the Company to directly or indirectly (i) issue, create, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or interests in such subsidiary or any securities or obligations convertible into or exchangeable for such shares or interests or (ii) purchase, redeem, or otherwise acquire any shares of capital stock of or other ownership interests in any of the subsidiaries of the Company.

      3.18 Accounts Receivable.  Except as set forth in Item 3.18 of Schedule
3, the Company has no account receivable which exceeds $5,000 and (i) is more than ninety days old as of December 31, 1993, (ii) is reasonably likely not to be collected by the Company and (iii) as to which no specific reserve amount has been provided for and reflected on the Company's balance sheet as of December 31, 1993 previously provided to Buyer.

  4. Pre-Closing Covenants. The Parties respectively covenant and agree as follows with respect to the period commencing on the date of this Agreement and ending on the Closing Date:

      4.01 Notices and Consents. Each of the Parties will (and the Seller will cause the Company to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties will promptly file (and the Seller will cause the Company to promptly file) any notification and report forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will join in a request for early termination under the Hart-Scott-Rodino Act and use its reasonable best efforts to obtain such termination, and will make any further filings pursuant thereto that may be necessary in connection therewith. Seller will use its reasonable best efforts to assist Buyer in connection with Buyer's obtaining information with respect to the Company which is necessary for Buyer to make a timely filing under the Hart-Scott-Rodino Act in connection with the sale of a portion of the Company Property by Buyer or an Affiliate to Universal Resources Corporation or its Affiliate, including required revenue data for the Company by SIC code.

      4.02 Access. The Seller will permit, and the Seller will cause the Company to permit, representatives of the Buyer to have access at all reasonable times, and in a manner so as not to unduly interfere with the business operations of the Company, to the Company's premises, properties, personnel, books, records (including tax records), contracts, and documents, except to the extent such access or disclosure would violate the terms of any contract or agreement of the Company or Seller. Seller will use its reasonable best efforts to cause the other parties to any such contract restricting access to permit Buyer to review such contracts, documents or records subject to such restrictions.

      4.03 Confidentiality Agreement. The Confidentiality Agreement dated as of December 17, 1993 between Buyer and Seller (the "Confidentiality Agreement") shall remain in full force and effect until Closing.

      4.04 Actions by Seller. On or prior to the Closing Date Seller or its Parent will contribute to the capital of the Company an amount sufficient to repay the net amount of the AMAX Note and all other intercompany accounts, which will be a non-cash contribution reflected on the books of the Company as an increase in paid-in capital and an elimination of the AMAX Note and all other intercompany accounts.

      4.05 Actions by Buyer.  Buyer will use its reasonable best efforts to have the Office Lease amended so as to release Amax Energy Inc. from all liabilities and obligations thereunder; provided that, without limiting the condition set forth in Section 10.02(g), Buyer shall not be obligated to expend
                       ----------------
any funds, incur any costs or grant any lease concession in order to obtain such release; and provided further, that Buyer and the Company will not take any action or otherwise permit the Office Lease to be amended in a manner that increases any obligations of Amax Energy Inc.

      4.06 Actions by the Parties. Each of the Parties agrees to use its reasonable best efforts to satisfy the conditions to Closing set forth in
Section 10 hereof and to refrain from taking any action within its control which
- ----------
would cause a breach of a representation or warranty set forth herein; provided, however, that neither Seller nor Parent shall be required to expend any funds or incur any costs to prevent or cure a breach of the representations and warranties set forth in Section 3.
                        ---------

      4.07 Conduct of Business Pending Closing.

      (a) Certain Changes. Except as set forth in Schedule 4.07, Seller covenants and agrees that, from the date hereof until the Closing Date, without first obtaining the written consent of the Buyer, the Company and each of its subsidiaries will not:

           (i) make any material change in the conduct of their respective businesses or operations;

           (ii) (A) enter into, terminate or amend any contract, agreement or plan except in the ordinary course of business and consistent with past practices and which, if entered into, terminated or amended subsequent to the Report Date and prior to the date of this Agreement, would not have been required to be disclosed in Item 3.07 of Schedule 3 in order for the representations and warranties set forth in Section 3.07 above to be true and correct as of the date of
                    ------------
           this Agreement or (B) waive, release, grant or transfer any material rights of value thereunder;

           (iii)  except as provided in Section 4.04, declare, set aside or pay
                                        ------------
           any dividends, or make any distributions, in respect of, or issue any of, their respective equity securities or securities convertible into their respective equity securities, or repurchase, redeem or otherwise acquire any such securities or make or propose to make any other change in their respective capitalization;

           (iv) merge into or with or consolidate with any other corporation or acquire all or substantially all of the business or assets of any corporation, person or entity;

           (v)    make any change in their respective Organizational Documents;

           (vi) purchase any securities of any corporation, person or entity except for investments made in the ordinary course of business and consistent with prior practices and which, if made subsequent to the Report Date and prior to the date of this Agreement, would not have been required to be disclosed in Item 3.07 of Schedule 3 in order for the representations and warranties set forth in Section
                                                                     -------
           3.07 above to be true and correct as of the date of this
           ----
           Agreement;

           (vii)  except as provided in Section 4.04, increase or decrease the
                                        ------------
           indebtedness of the Company or any of its subsidiaries to Seller, Parent or any of their respective Affiliates (other than the Company or any of its subsidiaries), or of Seller, Parent or any of their respective Affiliates (other than the Company or any of its subsidiaries) to the Company or any of its subsidiaries, other than in the ordinary course of business and consistent with past practices and which, if made subsequent to the Report Date and prior to the date of this Agreement, would not have been required to be disclosed in Item 3.07 of Schedule 3 in order for the representations and warranties set forth in Section 3.07
                                                               ------------
           above to be true and correct as of the date of this Agreement;

           (viii) other than pursuant to the requirements of existing contracts or commitments, sell, lease or otherwise dispose of any of their respective assets (except assets sold, leased or otherwise disposed of in the ordinary course of business and consistent with past practices and which, if sold, leased or otherwise disposed of subsequent to the Report Date and prior to the date of this Agreement, would not have been required to be disclosed in Item 3.07 of Schedule 3 in order for the representations and warranties set forth in Section 3.07 above to be true and correct as of the date of
                    ------------
           this Agreement);

           (ix) create, incur, assume or guarantee any debt or capitalized lease obligation involving an amount in excess of $50,000, or for borrowed money in any amount;

           (x) mortgage, pledge or subject to any lien, claim, encumbrances or security interest any of their respective assets having a value in excess of $50,000, or any assets to secure indebtedness for borrowed money;

           (xi) take any action or enter into any commitment with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization or other winding up of their respective businesses or operations;

           (xii) enter into any settlement of any pending or threatened litigation which requires the Company to expend more than $50,000 or surrender Company Property valued in excess of $50,000;

           (xiii) consent to the entry of any decree or order by a governmental body or pay any fine or penalty of more than $5,000; or

           (xiv) incur or commit to any expenditure affecting their respective assets without obtaining the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed; provided that such prior written consent of Buyer shall not be required with respect to (1) any single expenditure or liability attributable to the Company's or its subsidiaries' interest (a) for which the operator under the operating agreement applicable to the subject asset would not be required to submit for approval an

           Authority for Expenditure to its co-owners or, if there is no operating agreement applicable to such asset, (b) which is less than $50,000, (2) those expenditures set forth on Schedule 4.07 that the Company or its subsidiaries were obligated to undertake prior to the date of this Agreement and (3) those expenditures that the Company or its subsidiaries are obligated to undertake pursuant to contracts or commitments entered into prior to the date of this Agreement which were disclosed in Item 3.07 of Schedule 3 or which, if such expenditures had been incurred prior to the date of this Agreement, would not have been required to be disclosed in Item
           3.07 of Schedule 3.

      (b)  Operation of Business.   Seller covenants and agrees with the Buyer
      that from the date hereof until the Closing Date, it shall cause the Company and its subsidiaries to (i) carry on its business in a good and workmanlike manner in the usual and ordinary course, (ii) maintain insurance now in force with respect to the Company or its subsidiaries and their respective assets, and (iii) use its reasonable best efforts to preserve and maintain their respective business organization and advantageous business relationships, to the end that their respective goodwill and on-going business shall be unimpaired at the Closing Date.

      4.08 Supplemental Disclosures. On or before ten days prior to the Closing Date, the Seller will furnish Buyer with a list of each contract, agreement, lease or similar arrangement to which the Company is a party or by which any of the assets of the Company are bound and which:

      (a) creates a purchase option, right of first refusal or call on any Hydrocarbons produced from or attributable to the Wells, the Lands or the Units at a price less than the average field posted price at the time of production in the case of crude oil or the current fair market value at the time of production in the case of other Hydrocarbons;

      (b) creates or evidences a participation agreement, joint venture agreement, partnership agreement, plant processing agreement or transportation agreement, in each case other than (i) a joint operating agreement, (ii) an agreement that expires within six months or can be terminated by the Company upon not more than six months notice without penalty or (iii) an agreement involving aggregate expenditures or receipts not in excess of $50,000;

      (c)  is an insurance contract, agreement or policy; or

      (d) to the best of the Company's Knowledge, creates any area of mutual interest with respect to the acquisition by the Company or its assigns of any interest in any Hydrocarbons, lands or other assets.

Seller shall further furnish Buyer a copy of the insurance contracts listed pursuant to Section 4.08(c) above.
            ---------------

      4.09 Transfer of Subsidiary. On or prior to the Closing Date, Seller will cause the Company to transfer all of the capital stock of its subsidiary, Castle Oaks Corporation, a Colorado corporation, to Seller or any other party designated by Seller; and the representations, warranties and covenants set forth in this Agreement shall be modified to (a) permit such transfer without breach by Seller of its representations, warranties and covenants hereunder and
(b) reflect such transfer and the consequences thereof in the representations and warranties herein and the schedules hereto.

  5. Post-Closing Covenants. The Parties respectively covenant and agree as follows with respect to the period following the Closing:

      5.01 Responsibility for Covered Liabilities. FROM AND AFTER THE CLOSING DATE, BUYER SHALL INDEMNIFY AND HOLD SELLER AND ITS CURRENT, FORMER OR FUTURE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AFFILIATES (OTHER THAN THE COMPANY AND ITS SUBSIDIARIES) AND SUCCESSORS HARMLESS FROM ANY AND ALL COVERED LIABILITIES, WITHOUT REGARD TO WHETHER SUCH MATTERS GIVING RISE TO THE COVERED LIABILITIES WERE LATENT OR PATENT, AND WHETHER ARISING FROM OR CONTRIBUTED TO BY THE NEGLIGENCE OR ALLEGED NEGLIGENCE OR GROSS NEGLIGENCE OR ALLEGED GROSS NEGLIGENCE IN ANY FORM OF THE COMPANY (INCLUDING ANY OF ITS SUBSIDIARIES), AND WHETHER OR NOT SUCH COVERED LIABILITY ARISES IN CONNECTION WITH CONDITIONS EXISTING, OR ACTIONS OR FAILURES TO ACT OCCURRING, AT OR PRIOR TO THE CLOSING DATE, EXCEPT FOR ANY COVERED LIABILITIES (a) WHICH SELLER HAS AGREED TO ASSUME OR PAY PURSUANT TO ANY TERMS OF THIS AGREEMENT, (b) AS TO WHICH BUYER IS ENTITLED TO INDEMNIFICATION FROM SELLER PURSUANT TO ANY TERMS OF THIS AGREEMENT, (c) WHICH HAVE BEEN DETERMINED BY THE FINAL AND NONAPPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE BEEN CAUSED BY THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER OR ANY OTHER PERSON INDEMNIFIED BY BUYER HEREUNDER OR (d) WHICH ARE CAUSED BY SELLER'S BREACH DURING THE APPLICABLE SURVIVAL PERIOD, IF ANY, OF ANY REPRESENTATION, WARRANTY, COVENANT OR
AGREEMENT OF SELLER SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT OR
AGREEMENT DELIVERED BY SELLER PURSUANT HERETO; PROVIDED THAT, SELLER AND ANY OTHER PERSON INDEMNIFIED HEREUNDER SHALL BE INDEMNIFIED FOR COVERED
LIABILITIES ONLY TO THE EXTENT SUCH COVERED LIABILITIES RESULT FROM CLAIMS
MADE AGAINST, OR LIABILITIES INCURRED BY, SELLER AND SUCH OTHER PERSONS THAT WOULD NOT BE ASSERTED AGAINST SELLER OR SUCH OTHER PERSONS BUT FOR THE
SELLER'S OR SUCH OTHER PERSON'S CAPACITY AS A FORMER SHAREHOLDER OF THE
COMPANY, OR AS AN AFFILIATE OF THE COMPANY (OTHER THAN A SUBSIDIARY OF THE COMPANY) OR

AS AN OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE SELLER OR SUCH AN AFFILIATE IN SUCH A CAPACITY.

      5.02 Seller's Obligations.

      (a) From and after the Closing Date, Seller shall assume, and shall indemnify and hold Buyer and the Company, their respective Affiliates, each of the respective current, former or future officers, directors, employees and agents of any of the foregoing, and each of the successors, heirs and executors of any of the foregoing harmless from, any and all Retained Liabilities and any and all Losses resulting therefrom or attributable thereto.

      (b) From and after the Closing Date, Seller shall further indemnify and hold Buyer and the Company, their respective Affiliates, each of the respective current, former or future officers, directors, employees and agents of any of the foregoing, and each of the successors, heirs and executors of any of the foregoing harmless from, all Retained Royalty Claims and any and all Losses resulting therefrom or attributable thereto, to the extent such Losses consist of amounts paid to claimants or costs of actions or proceedings in respect of Retained Royalty Claims; provided that, Seller's obligation to indemnify Buyer and other specified parties as provided in this Section 5.02(b) shall be subject to, and the amounts
                          ---------------
      indemnified against shall initially be applied to reduce, the Available Deductible Amount set forth in Section 11.03(b) hereof; and Seller shall
                                     ----------------
      not be obligated to indemnify Buyer and such other persons in respect of Retained Royalty Claims and such Losses unless and until the amount thereof, together with all other amounts applied to reduce the Available Deductible Amount as provided in Section 11.03(b), causes such Available
                                       ----------------
      Deductible Amount to be reduced to (but not below) zero, and then only to the extent such amounts in respect of Retained Royalty Claims and such Losses have not been actually applied to reduce the Available Deductible Amount.

      5.03 Maintenance of Indemnification Provisions. Except to the extent any such matter is covered by Seller's indemnification obligations, assumed by Seller or otherwise Seller's responsibility under the terms of this Agreement, from and after the Closing Date, the Company shall indemnify and hold harmless each present and former director and officer (and their respective heirs and executors) of the Company and its respective corporate subsidiaries as to all claims, actions, suits, proceedings, or investigations arising out of or pertaining to matters existing or occurring at or prior to the Closing Date, all as and to the extent provided in their respective certificates of incorporation and bylaws (or similar governing documents) as in effect on the date hereof (to the extent consistent with applicable law), which provisions shall survive the Closing Date and shall continue in full force and effect for a period of not less than five years from the Closing Date with respect only to the officers and directors of the Company and its subsidiaries as of and prior to the Closing; the Company will not amend those provisions for such period to the extent such amendment would affect the Company's indemnity obligations under this Section 5.03 with
                       ------------
respect to the period at or prior to the Closing Date; and the Company shall advance expenses to each person indemnified hereunder to the fullest extent permitted by applicable law. If any claim or claims are asserted or made as to matters subject to the foregoing indemnity provisions within such five year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition thereof. Buyer shall take all steps necessary to assure compliance with the foregoing covenants. This Section 5.03
                                                                  ------------
shall not prevent the dissolution, merger or reorganization of the Company provided the indemnification obligations in this Section 5.03 are carried
                                                 ------------
forward to the Company's successor by merger or reorganization or are adequately provided for in the event of a dissolution.

      5.04 Employee Benefit Plans and Practices.

  (a) Employee Benefits Generally.

           (1) Effective on and after the Closing, Buyer will provide individuals who are employed by the Company on the Closing Date and who continue in the employment of the Company or the Buyer after the Closing Date (including those on vacation or leave of absence) (hereinafter "Transferred Employees") with benefits under employee benefit plans sponsored by the Buyer substantially the same as those applicable to Buyer's employees employed in similar capacities subject to this Section
                                                                       -------
      5.04.  In that connection, Buyer shall amend its employee benefit plans to
      ----
      the extent necessary or appropriate to credit Tranferred Employees under Buyer's employee benefit plans for their period of employment with the Company or its predecessors (but only to the extent that any such predecessor employment was recognized under the parallel Plan(s) maintained by, contributed to or participated in by the Company or the Seller as of the Closing Date).

           (2) On and after the Closing Date, except as specifically provided in subsections (a), (d), (h), (i), (j), (k), (m), (n), and (p) of this
      Section 5.04, neither the Buyer nor the Company nor any of their
      ------------
      Affiliates shall be responsible or liable for any payment or benefit under any type of benefit plan, policy, or arrangement, whether written or unwritten, collective or individual, formal or informal, of the Company or any of its Benefits Affiliates including any liabilities arising from the Coal Industry Retiree Health Act of 1992. On and after the Closing Date, except as specifically provided in subsections (a), (d), (h), (i), (j),
      (k), (m), (n), and (p) of this Section 5.04, the Seller shall be liable,
                                     ------------
      or shall cause the Parent to be liable, for all such liabilities described in the immediately preceding sentence, and all such liabilities shall be included in the Retained Liabilities of the Seller.

  (b) Pension Plan. The Seller shall not cause the transfer to any employee benefit plan of the Buyer or the Company any assets or liabilities of the Retirement Plan For Salaried Employees of Cyprus Minerals Company (the "Seller Pension Plan"). On and after the Closing Date, the Seller shall remain, or shall cause the Parent to remain, liable for the obligations of the Seller Pension Plan to the extent required under the terms of the Seller Pension Plan or applicable law, and liabilities for all such obligations shall be included in the Retained Liabilities of the Seller.

  (c) Thrift Plan. The Seller shall not cause the transfer to any employee benefit plan of the Buyer or the Company any assets or liabilities of the AMAX Inc. Thrift Plan For Salaried Employees (the "Seller Thrift Plan"). On and after the Closing Date, the Seller shall remain, or shall cause the Parent to remain, liable for the obligations of the Seller Thrift Plan to the extent required under the terms of the Seller Thrift Plan or applicable law, and liability for all such obligations shall be included in the Retained Liabilities of the Seller.

  (d) Participation of Transferred Employees in Buyer's Tax Qualified Plans.
      The Buyer shall cause the Company to adopt the Buyer's tax-qualified defined benefit pension plan and tax-qualified defined contribution plan (the "Buyer's Plans") as of the 90th day following the Closing Date. Transferred Employees who continue in the employment of the Company or the Buyer as of the 90th day following the Closing Date shall be eligible to participate in the Buyer's Plans as of the Closing Date in accordance with their terms. A Transferred Employee's service with the Company and its predecessors on and before the Closing Date shall be credited under the Buyer's Plans for all purposes (including participation, vesting, and benefit accrual) to the same extent such service was credited for the same purpose under the Seller Pension Plan or the Seller Thrift Plan, respectively. The Buyer shall cause the Buyer's tax-qualified defined benefit pension plan to be amended prior to its adoption by the Company to provide that benefits accrued under the Buyer's tax-qualified defined benefit pension plan by Transferred Employees shall be offset by any benefit accrued under the Seller Pension Plan in order to prevent the payment of duplicate benefits with respect to any year of service, and to otherwise accomplish the intent and purpose of this Section 5.04(d).
                                                          ---------------
      Promptly after receipt of a written request from the Buyer or the Company, the Seller shall cause the Buyer or the Company to be provided any information the Buyer needs to administer the offset. The Buyer shall cause the Buyer's tax-qualified defined contribution plan to be amended, if necessary, to accept direct rollovers from the Seller Thrift Plan by Transferred Employees.

  (e) Outstanding Loans. As soon as practicable after the Closing Date, the Seller shall cause to be delivered to the Buyer or the Company a list of the Transferred Employees who have outstanding participant loans under the Seller Thrift Plan, together with copies of said Transferred Employees' Notes, Disclosure Statements, and Security Agreements under the Seller Thrift Plan. Subject to obtaining the consent of the applicable Transferred Employee, if required by law, from the Closing Date until the earlier of (i) the full amortization of the Transferred Employee's indebtedness, or (ii) the distribution of the entire balance in the Transferred Employee's account, the Buyer or the Company shall
      (x) continue the
      payroll deductions pursuant to which each such Transferred Employee is discharging indebtedness to the Seller Thrift Plan and (y) remit the deducted funds to Seller or its designee within 15 days of the date of deduction, together with an accounting that identifies the Transferred Employees with respect to whom the funds were deducted and the amount deducted for each Transferred Employee. The Seller shall cause all such remitted funds to be transferred to the Seller Thrift Plan and applied to reduce the appropriate Transferred Employee's outstanding indebtedness.

  (f) Supplemental Deferred Compensation Plans. Neither the Buyer nor the Company nor any of their Affiliates shall assume any liabilities with respect to any nonqualified deferred compensation plan or arrangement (including but not limited to any supplemental defined benefit plans or any supplemental defined contribution plans) in which Transferred Employees or individuals who terminated or retired from the Company prior to the Closing Date participate. On and after the Closing Date, the Seller shall retain, or shall cause the Parent to retain, all such liabilities, and all such liabilities shall be included in the Retained Liabilities of the Seller.

  (g) Incentive Compensation Plans. Neither the Buyer nor the Company nor any of their Affiliates shall assume any liabilities with respect to any incentive compensation plans (including but not limited to stock options or grants of restricted stock) in which Transferred Employees or individuals who terminated or retired from the Company before the Closing Date participate. On and after the Closing Date, the Seller shall retain, or shall cause the Parent to retain, all such liabilities, and all such liabilities shall be included in the Retained Liabilities of the Seller.

  (h) Health Coverage. The Buyer shall reimburse, or shall cause the Company to reimburse, the Seller for the payment of any health expenses incurred by employees of the Company on or before the Closing Date that remains unpaid as of the Closing Date to the extent such expenses were covered under Seller's group health plan. The Seller shall cause such expenses to be paid under Seller's group health plans and the Buyer shall promptly reimburse the Seller therefor upon receipt of proper proof of payment from the Seller's group health plans.

  (i) Participation of Transferred Employees in Buyer's Group Health Plans. The Buyer shall cause group health plan coverage to be provided to Transferred Employees under Buyer's group health plan commencing on the Closing Date. Transferred Employees shall not be subject to any pre-existing condition limitations under the Buyer's group health plan for conditions that were covered under the Seller's group health plans. Transferred Employees shall be given full credit towards the satisfaction of the 1994 calendar year co-payments and deductibles for amounts paid and credited as co-payments and deductibles under the Seller's group health plans as of the Closing Date. Transferred Employees who are employees of the Company or the Buyer on the 90th day after the Closing Date shall be credited under the Buyer's group health plan with service for their period of employment with the Company and its predecessors prior to the Closing
      Date to the same extent that such service was credited under the
      Seller's group health plans. The Buyer shall cause its group health plan to be amended as of the Closing Date to the extent necessary to accomplish the intent and purpose of this Section 5.04(i).
                                                ---------------

  (j) Continuation Coverage. Neither the Buyer nor the Company nor any of their Affiliates shall be liable for the payment of any health expenses incurred for continuation coverage under section 4980B of the Code or Part 6 of Title I of ERISA with respect to "qualifying events" (within the meaning of section 4980B(f)(3) of the Code or section 603 of ERISA) occurring on or before the Closing Date with respect to Transferred Employees or employees who terminated employment with the Company on or before the Closing Date. On and after the Closing Date, the Seller shall cause any "qualified beneficiary" (within the meaning of section 4980B(g)(1) of the Code or section 607 of ERISA) with respect to such qualifying events to be covered under Seller's group health plans for the period of continuation coverage. On and after the Closing Date, the Buyer shall be responsible and liable, or shall cause the Company to be responsible and liable, for payments of any health care expenses for continuation coverage (i) that are incurred by Transferred Employees who terminate employment with or retire from the Buyer or Company on or after the Closing Date and (ii) that are covered and payable under any group health plan of the Buyer or the Company in which Transferred Employees participate.

  (k) Post-Retirement Health Coverage. Neither the Buyer nor the Company nor any of their Affiliates shall be liable for the payment of any health expenses incurred by individuals who terminated employment with or retired from the Company on or before the Closing Date except as provided in subsection (j) of this Section 5.04. The Seller shall retain, or shall
                             ------------
      cause the Parent to retain, liability for all such payments, to the extent covered under Seller's group health plan, and the liability for all such payments shall be included in the Retained Liabilities of the Seller. On and after the Closing Date, the Buyer shall be responsible and liable, or shall cause the Company to be responsible and liable, for payments of any health care expenses (i) that are incurred by Transferred Employees who terminate employment with or retire from the Buyer or Company on or after the Closing Date and (ii) that are covered and payable under any group health plan of the Buyer or the Company in which Transferred Employees participate.

  (l) Life Insurance. Neither the Buyer nor the Company nor any of their Affiliates shall be liable for claims incurred with respect to employees of the Company on or before the Closing Date under any life insurance plan in which Transferred Employees or individuals who terminated or retired from the Company participate. The Seller shall retain, or shall cause the Parent to retain, liability for all such claims, and the liability for all such claims shall be included in the Retained Liabilities of the Seller.

  (m) Post-Retirement Life Insurance. Neither the Buyer nor the Company nor any of their Affiliates shall be liable for claims for life insurance benefits incurred by individuals who terminated employment with or retired from the Company on or before the Closing Date. On and after the Closing Date, the Seller shall retain, or shall cause the Parent to retain, liability for all such claims, and the liability for all such claims shall be included in the Retained Liabilities of the Seller. On and after the Closing Date, the Buyer shall be responsible and liable, or shall cause the Company to be responsible and liable, for claims for life insurance benefits (i) that are incurred by Transferred Employees who terminate employment with or retire from the Buyer or Company on or after the Closing Date and (ii) that are covered and payable under any life insurance plan of the Buyer or the Company in which Transferred Employees participate.

  (n) Disability Benefits.

      (1) Long-Term. Neither the Buyer nor the Company nor any of their Affiliates shall be liable for the payment of long-term disability benefits to Transferred Employees or individuals who terminated employment with the Company on or before the Closing Date, to the extent that such individuals are (i) receiving long-term disability benefits on the Closing Date, or (ii) receiving short-term disability benefits on the Closing Date and (if the sale had not occurred) would have become eligible for long-term disability benefits immediately following the expiration of short-term disability benefits. On and after the Closing Date, the Seller shall retain, or shall cause the Parent to retain, liability for all such payments, and the liability for all such payments shall be included in the Retained Liabilities of the Seller.

      (2) Short-Term. Neither the Buyer nor the Company nor any of their Affiliates shall be liable for the payment of short term disability payments to employees of the Company who are receiving such payments on the Closing Date. The Seller shall retain, or cause the Parent to retain, liability for all such payments and the liability for all such payments shall be included in the Retained Liabilities of the Seller.

      (3) On and after the Closing Date, the Buyer shall be responsible and liable, or shall cause the Company to be responsible and liable, for payment of any long-term or short-term disability benefits (i) that are due to Transferred Employees who terminate employment with or retire for disability from the Buyer or Company on or after the Closing Date and (ii) that are covered and payable under any long-term or short-term disability plan of the Buyer or the Company in which Transferred Employees participate.

  (o) Worker's Compensation. Neither the Buyer nor the Company nor any of their Affiliates shall be liable for providing for payment of all worker's compensation claims made, or claims made for work-related injuries or illnesses covered under any occupational benefits plan of the Company or Seller, prior to or on the Closing Date. The Seller shall retain or shall cause the Parent to retain, liability for all such payments, and the liability for all such payments shall be included in the Retained Liabilities of the Seller.

  (p) Severance Pay.

           (1) The Buyer shall retain, or cause the Company to retain, the liability for the payment of severance, out-placement and relocation benefits with respect to any termination of employment of any employee of the Company occurring on or after the Report Date under the Plans listed in (p)(2) plus the letter agreement with William G. Hargett dated August 13, 1993. The immediately preceding sentence shall include retention of the liability of the Company to provide any individual who is employed by the Company on the Closing Date, (i) as a grade twenty-six (or below) employee and whose employment with the Company terminates on or after the Closing Date, an additional three months of group medical plan coverage over and above the three months of additional group medical plan coverage that would have been provided under the group medical plan of the Company in effect immediately prior to the Closing Date, or (ii) as a grade twenty-seven (or above) employee and whose employment with the Company terminates on or after the Closing Date, an additional six months of group medical plan coverage over and above the three months of additional group medical plan coverage described in (i) of this sentence. Employees of the Company who terminated employment on or after the Report Date and prior to the Closing Date shall continue to be covered under Seller's severance, out-placement, relocation and group medical plans, and the Buyer shall promptly reimburse the Seller for expenses paid under such Plans upon receipt of proper proof of payment from such Plans of Seller.

           (2) The Buyer shall maintain, or cause the Company to maintain, the AMAX Inc. Severance Plan, the relocation plan relating to Separation for Employees Relocating as a Result of the Closure of the Greenwich, Connecticut, Indianapolis, Indiana, or Gillette, Wyoming Offices, effective May 25, 1993, the AMAX Inc. Corporate Separation Policy for Corporate Officers, and the AMAX Inc. Corporate Separation Policy for Subsidiary Executives (or plans identical in substance to those plans) to the extent that Transferred Employees participate in those plans as of the Closing Date until the applicable date specified in the Agreement and Plan of Reorganization and Merger between Parent and AMAX Inc. dated as of May 24, 1993.


  (q) Former Employees. On and after the Closing Date, neither the Buyer nor the Company nor any of their Affiliates shall have any obligation to provide benefits of any kind to, or with respect to, any individual who, as of the Closing Date, is a former employee of the Company, except as provided in subsections (h), and (p) of this Section 5.04. On and after the Closing
                                       ------------
      Date, the Seller shall retain, or shall cause the Parent to retain, liability for all such obligations, and the liability for all such obligations shall be included in the Retained Liabilities of the Seller.

  (r) Employees of Benefits Affiliates. On and after the Closing Date, neither the Buyer nor the Company nor any of their Affiliates shall have any obligation to provide benefits of any kind to, or with respect to, any individual who, as of the Closing Date, is an employee or former employee of a Benefits Affiliate. On and after the Closing Date, the Seller shall retain, or shall cause the Parent to retain, liability for all such obligations, and the liability for all such obligations shall be included in the Retained Liabilities of the Seller.

  (s) Cooperation. The Buyer and the Seller agree to cooperate in collecting and providing such information as may be required by either in order to discharge their respective obligations under this Section 5.04.
                                                        ------------

      5.05 Use of Amax and Cyprus Names. The Parties agree that, within five days after the Closing Date, they will take such actions as are necessary to change the name of the Company and each of its subsidiaries to remove the names "Amax" and "Cyprus" therefrom. Buyer further agrees that it has no rights to either such name, and as soon as reasonably practicable after the Closing, it will remove or cause to be removed the names and marks "Amax" and "Cyprus" and any variations and derivatives thereof and logos relating thereto from the properties and assets of the Company and its subsidiaries, and will not thereafter make any use whatsoever of such names, marks and logos; provided, however, that neither the Buyer nor the Company shall have any obligation to remove such names or marks from any lease site or well until such time as such names or marks are removed in the ordinary course of the Company's business. Buyer shall indemnify Seller for any Losses it suffers as a result of Buyer's or the Company's non-removal of such names after the Closing.

  6.  Tax Agreements.

      6.01 Income Allocation.

      (a) For the taxable year in which the Closing Date occurs, the taxable income of Company and its subsidiaries for the taxable year (or the portion thereof) through the Closing Date will be included in the federal income tax returns of Seller (or the parent responsible for filing returns), and the taxable income of the Company and its subsidiaries after the Closing Date will be included in the federal income tax returns of Buyer (or the consolidated return group in which Buyer is a member). The allocation of income between the two periods shall be based on a closing of the Company's books on the Closing Date. If the Closing Date is not the last day of a calendar month, then the taxable income (other than income, gain, or recapture realized, recognized, or triggered by the transactions contemplated by this Agreement) for the calendar month in which the Closing Date occurs will be prorated between the consolidated federal income tax returns of Seller and Buyer based on the assumption that such taxable income for the month was recognized ratably throughout the month. To the extent any taxable income of Company is attributable to the interest of the Company in any partnership, the income or loss of the partnership shall be allocated between the two periods based on an interim closing of the partnership's books as of the Closing Date (and in the event the Closing Date is not the last day of a calendar month, then such allocation shall be prorated in the manner set forth in the preceding sentence). Each Party is responsible for, and shall indemnify the other Party and the Company against, the taxes attributable to the income allocated to it under this Section 6.01. This Section 6.01(a) shall not
                                 ------------        ---------------
      apply to the Texas franchise tax liability of the Company or its subsidiaries for the year in which the Closing Date occurs (or for any franchise tax liability which is based upon the income of the Company or its subsidiaries for such year), rather such liability is addressed exclusively by Section 6.01(b).
                     ---------------

      (b) With respect to the Texas franchise tax liability of the Company and its subsidiaries for the year in which the Closing Date occurs (or for any franchise tax liability which is based upon the income of the Company or its subsidiaries for such year), the Seller shall have no liability or responsibility with respect to such tax.

      (c) With respect to state and local income taxes other than the Texas franchise tax, the Company and its subsidiaries shall be responsible for filing all Tax Returns and paying all taxes due with respect to periods ending after the Closing Date; provided that to the extent state law permits or requires a short period return for the period or portion thereof ending on or before the Closing Date, Seller shall be responsible for filing such returns and paying all taxes due with respect to such period. Seller shall be responsible for filing all state and local income tax returns and paying all taxes due with respect to periods ending on or before the Closing Date. Buyer will take such steps as are reasonably requested by Seller so that Seller will have the authority necessary for Seller to be able to execute and timely file the tax returns required to be filed by Seller.

      (d) Seller shall indemnify and hold Buyer and Company (and its subsidiaries) harmless from all state and local taxes (other than the Texas franchise tax), and interest and penalties thereon, attributable to or arising as a result of the elections under sections 338(g) and 338(h)(10) of the Code referred to in Section 6.05; provided, that for
                                            ------------
      Buyer and Company (and its subsidiaries) to be entitled to indemnification under this Section 6.01(d), no return will be filed by Buyer or the
                 ---------------
      Company showing tax, interest or penalties payable and for which indemnification is sought hereunder, unless at least twenty (20) days prior to the filing of such return, the return and the calculation of the indemnification payment is submitted to Seller for its approval, which shall not be unreasonably withheld, and the calculation of the indemnification payment is consistent with the allocation schedule referred to in Section 6.07.  Buyer shall
                                                  ------------
      indemnify and hold Seller harmless from all state and local income taxes attributable to operating income of the Company (and its subsidiaries) with respect to periods or portions thereof ending after the Report Date; provided, that for Seller to be entitled to indemnification under this
      Section 6.01(d), no return will be filed by Seller showing tax, interest
      ---------------
      or penalties payable and for which indemnification is sought hereunder, unless at least twenty (20) days prior to the filing of such return, the return and the calculation of the indemnification payment is submitted to Buyer for its approval, which shall not be unreasonably withheld, and the calculation of the indemnification payment is consistent with the allocation schedule referred to in Section 6.07.
                                         ------------

      6.02 Responsibility for Federal Income Taxes.  Subject to Section 6.01,
                                                                ------------
which governs the taxable year in which the Closing Date occurs, (a) Seller is responsible for all federal income taxes of the Company and its subsidiaries for periods or portions thereof ending on or before the Closing Date, including without limitation all federal income taxes arising as a result of the election under sections 338(g) and 338(h)(10) of the Code, and (b) Buyer is responsible for all federal income taxes of the Company and its subsidiaries for periods or portions thereof beginning after the Closing Date. Seller shall have sole authority and control to conduct and settle audits, examinations, or other claim proceedings which arise after the Closing Date but are applicable to periods ending on or prior to the Closing Date. Seller shall not settle without Buyer's written consent (which consent shall not unreasonably be withheld) any audit, assessment, or claim proceeding against the Company or its subsidiaries with respect to periods or portions thereof ending on or before the Closing Date which would adversely and materially affect the tax liability of the Company, its subsidiaries, or the Buyer with respect to periods or portions thereof after the Closing Date. Buyer shall not, and shall cause Company and its subsidiaries not to, settle without Seller's written consent (which consent shall not be unreasonably withheld) any audit assessment or claim proceeding against the Company or its subsidiaries with respect to periods ending after the Closing Date which would adversely and materially affect the tax liability of the Company, its subsidiaries or the Seller with respect to periods prior to the Closing Date. Each Party shall promptly notify the other Party of the resolution of any audits, assessments, claim proceedings or litigation with any taxing authority in the event such resolution will affect the tax liability or indemnity obligations of such other Party. Any refund of income taxes shall belong to the Party responsible for the payment of income taxes for the period for which the tax refund is paid. If a Party receives a refund or notice from any taxing authority belonging to the other Party, the receiving Party shall promptly remit or forward the refund or notice to the other Party. For purposes of this Section 6.02, income taxes do not include state franchise taxes
        ------------
regardless of whether such taxes are based on or computed with respect to income.

      6.03 Access to Information. Buyer and Company shall provide access to Seller and its representatives to the records of Company to enable Seller to prepare all Tax Returns filed by Seller and to enable Seller to respond to any audits, inquiries, assessments, or similar items by any taxing authority. Buyer shall cause the Company to cooperate with Seller, make available its personnel and provide testimony as shall be reasonably necessary to enable Seller to defend against any assessments by any taxing authority. Seller shall provide access to Buyer and the Company and their representatives to the records of the Company to enable Buyer and the Company to prepare all Tax Returns filed by Buyer and the Company and its subsidiaries and to enable Buyer and the Company to respond to any audits, inquiries, assessments or similar items by any taxing authority. Seller shall cooperate with Buyer and the Company and make available its personnel and provide testimony as shall be reasonably necessary to enable Buyer and the Company to defend against any assessments by or prosecute any claims against any taxing authority. Within two hundred forty (240) days after the Closing Date, Buyer shall cause Company to deliver to Seller a completed copy of the tax information package used by Seller to collect information from its subsidiaries to enable Seller to prepare and file its consolidated federal income tax return. The package will include information with respect to the Company's operations through the Closing Date and shall be based on the allocation of income set forth in Section 6.01. To the extent Company or Seller
                                  ------------
cannot provide information required hereunder because certain information is not available to Company by the due date for the tax information package, the Buyer shall cause the Company to furnish Seller with such information as soon as it becomes available to the Company, but in no event later than May 15, 1995.
Until the expiration of the applicable statute of limitations period (including extensions thereof of which the Buyer has actual notice), Buyer shall cause the Company to retain all pertinent tax and accounting records necessary or useful for determining the tax liability of the Company, the Seller or the affiliated group that includes the Company for periods prior to and through the Closing Date, which records shall be the property of the Company.

      6.04 Liability for Consolidated Group Income Taxes. If, as a result of the Company or its subsidiaries being a member of an "affiliated group" for any period or portion thereof before the Closing (as defined in section 1504(a) of the Code), liability is imposed on the Company or its subsidiaries under Reg.
(S)1.1502-6 for income taxes, interest or penalties attributable to members of the affiliated group other than the Company or its subsidiaries, then Seller and Parent shall indemnify Company and its subsidiaries against such income taxes, interest, and penalties.

      6.05 Section 338(h)(10) Election. Seller and Buyer will make a joint election under sections 338(g) and 338(h)(10) of the Code with respect to the purchase and sale of the Company Shares, which shall be executed in counterpart and delivered at Closing, and will make similar elections under any state or local tax laws where such elections are available.

      6.06 Conflicts.  In the event of a conflict between the provisions of this
Section 6 and any other provisions of this Agreement, the provisions of this
- ---------
section shall control.

Notwithstanding the provisions of Section 11, any indemnifications or
                                  ----------
liabilities of the Parties under this Section 6 shall survive until the
                                      ---------
expiration of the statute of limitations applicable to the taxes involved.

      6.07 Allocation of Purchase Price. The Purchase Price shall be allocated among the Company's and its subsidiaries' assets in accordance with an allocation schedule which will be agreed upon by Buyer and Seller at least ten days prior to the Closing Date; and the Parties agree that for all income and franchise tax purposes (and, where applicable, financial accounting purposes), including but not limited to section 338 of the Code, they and their Affiliates will report consistently with such allocation. Each Party shall indemnify the other against any income taxes, interest, and penalties attributable to such Party's failure to report consistently with such allocation.

  7. Title Matters. The procedures to be followed with respect to Buyer's assertion of Title Defects concerning the Significant Properties and adjustment or refund of the Purchase Price attributable to such Title Defects shall be as follows:

      7.01 Access to Records. Promptly after execution of this Agreement, Seller shall cause Company to provide to Buyer and its consultants and advisors access at all reasonable times to Company's accounting, land, production, engineering, and other records regarding the Significant Properties for the purpose of reviewing title to the Significant Properties and reasonable office space in the Company's offices for such review. To the extent any such records are in the possession of a co-working interest owner, partner or other third party and the Company has the right of access thereto, the Company will use its reasonable efforts (without being obligated to incur expense) to provide Buyer access to such other records or obtain copies thereof for Buyer's review.

      7.02 Notice of Asserted Title Defects. Prior to the expiration of the period commencing on the execution of this Agreement and ending six (6) months following the Closing Date (the "Title Examination Period"), Buyer shall furnish to Seller written notice specifying in reasonable detail each matter which, in Buyers' opinion, constitutes a Title Defect and which Buyer wishes to assert as a Title Defect hereunder, together with the Defect Amount estimated by Buyer for each such asserted Title Defect (each such notice being called a "Title Defect Notice"). Any Title Defects not asserted by Buyer (a) on or before 5:00 p.m. on March 23, 1994, with respect to the El Campo, Four League Bay, Gomez, Alverado or Roleta fields shall be deemed conclusively to be Permitted Encumbrances with respect to the Significant Properties in such fields or (b) on or before the expiration of the Title Examination Period with respect to any other Significant Properties, shall be deemed conclusively to be Permitted Encumbrances. Furthermore, if (i) on or before March 18, 1994, Buyer has Knowledge of the verification of the existence of a Title Defect by way of a title opinion or other written title report obtained or generated and reviewed by Buyer in connection with its title review conducted pursuant to this Section
                                                                        -------
7 and in such detail as will enable Buyer to furnish Seller a Title Defect
- -
Notice with respect to such Title Defect and (ii) Buyer fails to assert such Title Defect pursuant to this Section
                              -------

7.02 on or before 5:00 p.m. on March 23, 1994, then such Title Defect shall be
- ----
deemed conclusively to be a Permitted Encumbrance with respect to the Significant Property as to which Buyer had so verified the existence of such Title Defect on or before March 18, 1994. During the Title Examination Period following Closing, Buyer shall use its reasonable best efforts to promptly furnish Seller with a Title Defect Notice with respect to a Title Defect promptly after Buyer has Knowledge of the verification of the existence of such Title Defect in connection with its title review conducted pursuant to this Section 7 and in such detail as will enable Buyer to furnish Seller a
     ---------
Title Defect Notice with respect thereto; provided that, Buyer shall not be obligated to furnish Seller Title Defect Notices more often than every other Monday during the Title Examination Period. Failure by Buyer to identify all Significant Properties (or to identify all portions of a Significant Property) which are subject to a particular Title Defect in a Title Defect Notice shall not prevent Buyer from asserting such Title Defect in separate or subsequent Title Defect Notices, subject to otherwise timely asserting such Title Defect prior to March 23, 1994, or prior to the expiration of the Title Examination Period, as applicable.

      7.03 Notice in Response to Buyer's Notice. On or before 5:00 p.m. on the 15th day following Seller's receipt of a Title Defect Notice, Seller shall give written notice to Buyer for each Title Defect asserted in such Title Defect Notice by Buyer ("Response Notice") as to whether it (a) intends to cure the asserted Title Defect, (b) disagrees with Buyer's assertion that the Title Defect exists, (c) disagrees with the Defect Amount estimated by Buyer for such Title Defect, or (d) takes any combination of the foregoing positions. If Seller disagrees with Buyer's assertion of the existence of a Title Defect or the Defect Amount with respect thereto, Seller's Response Notice shall also specify in reasonable detail Seller's grounds for such disagreement, the Defect Amount estimated by Seller therefor, or both, as the case may be. Seller's failure to deliver a timely Response Notice with respect to a Title Defect asserted in a Title Defect Notice shall be deemed to be an admission of the existence of such Title Defect, acceptance of Buyer's estimate of the Defect Amount with respect thereto and a waiver of Seller's rights to cure such Title Defect.

      7.04 Method of Determination of Defect Amounts. Without limiting Seller's right to dispute the existence of a Title Defect, Defect Amounts for each asserted Title Defect shall be determined as follows:

      (a) If the Title Defect relates to failure of title to the entirety of the Company's title to a Significant Property, the Defect Amount shall be the amount set forth as the value for that Significant Property in
      Schedule 7.

      (b) If the Title Defect results from a lien, security interest, pledge or collateral assignment upon one or more Significant Properties (or a portion thereof) which is liquidated in amount, then the Defect Amount shall be the amount necessary to remove such lien, security interest, pledge or collateral assignment from the Company's title to such one or more Significant Properties (or portion thereof).

      (c) If the Title Defect results from the Company having a lesser NRI in a Significant Property than the NRI specified therefor in Schedule 7, the Defect Amount shall be equal to the product obtained by multiplying the value for that Significant Property in Schedule 7 by a fraction, the numerator of which is the reduction in the NRI and the denominator of which is the NRI specified for such Significant Property in Schedule 7.

      (d) If the Title Defect results from the Company having a greater WI in a Significant Property than the WI specified therefor in Schedule 7, the Defect Amount shall be equal to the present value (discounted at 10% compounded annually) of the increase in Buyer's Projected Costs with respect to such Significant Property for the period from and after the Report Date which is attributable to such increase in the WI.

      (e) If the Title Defect results from any matter not described in paragraphs (a), (b), (c) or (d) above, then the Defect Amount shall be a portion of the value set forth for that Significant Property in Schedule 7, said portion to be equal to the difference between the value of the Company's title to such Significant Property without such Title Defect and with such Title Defect (assuming the value without such Title Defect to be the value set forth in Schedule 7).

      (f) If a Title Defect is not effective or does not affect the Company's title to a Significant Property throughout the entire productive life of such Significant Property, such fact shall be taken into account in determining the Defect Amount.

      (g) If a Title Defect affects only a portion of a Significant Property (as contrasted with an undivided interest in the entirety of such Significant Property) and a portion of the Purchase Price has not been allocated specifically to such portion of a Significant Property in
      Schedule 7, then for purposes of computing the Defect Amount, the Purchase Price allocated to such Significant Property shall be further allocated among the portions of such Significant Property in a fair and reasonable manner taking into account the values set forth in Schedule 7 and Buyer's Projected Costs.

Notwithstanding anything herein to the contrary, the aggregate Defect Amounts attributable to Title Defects relating to a Significant Property for which Buyer receives an adjustment in the Purchase Price shall never exceed the value of that Significant Property as set forth in Schedule 7.

      7.05 Seller's Option to Retain Significant Property. If on or before March 23, 1994, Buyer asserts one or more Title Defects with respect to any Significant Property and the aggregate amount of Buyer's estimated Defect Amounts with respect to such asserted Title Defects exceeds 50% of the value of such Significant Property as set forth in Schedule 7 and Seller has accepted Buyer's estimate of such Defect Amount, then at any time on or before March 28, 1994, Seller may, at its sole option, elect to cause the Company to convey to Seller, or to an entity designated by Seller, all of such Significant Property. Seller shall notify Buyer in writing of its election so to cause the Company to convey any such Significant Property on or before March 28, 1994, and if Seller gives such notice, then the Preliminary Purchase Price shall be reduced in calculating the Closing Payment by the value for such Significant Property set forth in Schedule 7. If Seller makes such election, then prior to Closing, by an instrument of assignment or conveyance which is expressly made without any warranty or representation, express or implied, as to title, condition or any other matter (but, to the extent transferable, with subrogation of Seller or such designee to all covenants and warranties theretofore made by the Company's predecessors in title, except any subsidiary or Affiliate of the Company), the Company shall convey the title, if any, which the Company has in all of such Significant Property to Seller
(or to an entity designated by Seller).

      7.06 Pre-Closing Adjustment for Uncured Title Defects. If on or before March 28, 1994, any Title Defect and the Defect Amount as asserted by Buyer are agreed (or deemed agreed) to by Seller and Seller elects not to attempt (or waives its right) to cure such Title Defect, as to one or more such Title Defects, then (i) the sum of Defect Amounts attributable to those Significant Properties (or portions thereof) for which Seller and Buyer are in agreement (or deemed to be in agreement) as to both the existence of a Title Defect and the Defect Amount, but excluding Significant Properties conveyed to Seller (or its designee) pursuant to Section 7.05, shall be applied to reduce the Available
                      ------------
Deductible Amount and (ii) the Preliminary Purchase Price shall be reduced in calculating the Closing Payment by the amount, if any, by which the amount available for application pursuant to clause (i) above exceeds the balance of the Available Deductible Amount immediately prior to the application of such amount (or a portion thereof) pursuant to clause (i) above.

      7.07 Cure of Title Defects. If Seller elects to cure a Title Defect in accordance with Section 7.03, then Seller shall use reasonable efforts to cure
                ------------
such defect during the Cure Period with respect to such Title Defect. On or before expiration of the Cure Period with respect to such Title Defect, Seller shall give Buyer written evidence of any curative actions which in Seller's determination cure or reduce the Defect Amount of a Title Defect asserted by Buyer, including an explanation in reasonable detail of any claimed reduction in the Defect Amount. On or before the expiration of thirty (30) days after the end of all Cure Periods applicable to Title Defects which Seller attempts to cure pursuant to this Section 7.07, Buyer shall provide to Seller in writing a
                      ------------
list of those Title Defects asserted by Buyer which Seller claims to have cured pursuant to this Section 7.07 and which Buyer determines have not been cured,
                 ------------
together with the revisions, if any, in Buyer's estimates of the Defect Amounts attributable to such Title Defects after giving effect, if any, to Seller's curative efforts. For a period of thirty (30) days after Seller's receipt of Buyer's written list of such uncured Title Defects and revised Defect Amounts, Seller and Buyer shall attempt to resolve disputes as to such items. During the Cure Period with respect to a Title Defect, and thereafter until all disputes regarding such Title Defect and the Defect Amount in respect thereof have been fully resolved by agreement or arbitration, Buyer and the

Company shall afford Seller and its representatives and agents access at all reasonable times to the Company's files, records and documents relating to title to the one or more Significant Properties that are the subject of such disputed Title Defect or Defect Amount. Such access shall be subject to confidentiality restrictions reasonably imposed by Buyer or the Company.

      7.08 Arbitration.

      (a) In the event the parties are unable to resolve all disputes as to the existence of Title Defects or Defect Amounts within the later of thirty
      (30) days after the expiration of the Title Examination Period or sixty
      (60) days after expiration of all Cure Periods applicable to Title Defects which Seller attempts to cure pursuant to Section 7.07, then,
                                                ------------
      all remaining disputes regarding Title Defects and Defect Amounts shall be submitted to binding arbitration. Within a further fifteen (15) day period Seller and Buyer agree to jointly select an arbitrator experienced in the U.S. oil and gas business, who shall be the sole arbitrator (the "Arbitrator") to hear and decide all remaining disputes regarding asserted Title Defects and Defect Amounts. The Arbitrator chosen shall be impartial and independent of all parties to this Agreement and shall be experienced and knowledgeable about the subject matter (generally and not as to the express facts concerning Company Property) of the remaining disputes. If the Parties are unable to agree upon the designation of a person as Arbitrator, then Seller or Buyer may in writing request the Chief Judge of the United States District Court for the Southern District of Texas to appoint the Arbitrator and such Arbitrator shall hear all matters submitted to arbitration under this Section 7.08;
                                                  ------------

      (b) Each arbitration hearing shall be held at a place in Houston, Texas acceptable to the Arbitrator. The arbitration shall be conducted in accordance with the United States Arbitration Act (9 U.S.C.A. (S)(S)1-16) and the Commercial Arbitration Rules of the American Arbitration Association to the extent such rules do not conflict with the terms of such Act and the terms hereof. The decision of the Arbitrator with respect to such remaining disputed matters shall be reduced to writing and binding on the parties. Judgment upon the award(s) rendered by the Arbitrator may be entered and execution had in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement. Seller and Buyer, respectively, shall bear their own legal fees and other costs incurred in presenting their respective cases. The charges and expenses of the Arbitrator shall be shared equally by Seller and Buyer;

      (c) The arbitration shall commence within thirty (30) days after the Arbitrator is selected in accordance with the provisions of Section
                                                                  -------
      7.08(a) above.  In fulfilling his or her duties with respect to
      -------
      determining the amount of a Defect Amount, the Arbitrator may consider such matters as, in the opinion of the Arbitrator, are necessary or helpful to make a proper valuation, however, the Arbitrator shall be bound by those factors set forth in Section 7.04 above. Furthermore, the
                                    ------------
      Arbitrator
      may consult with and engage disinterested third parties to advise the Arbitrator including, without limitation, geologists, geophysicists, petroleum engineers, title lawyers, accountants and consultants and the fees and expenses of such third parties shall be considered to be charges and expenses of the Arbitrator. The sole remedy in any arbitration award shall be resolution of alleged Title Defects and
      Defect Amounts which shall then be applied as provided in Section 7.09
                                                                ------------
      and the Arbitrator shall not award any other remedy, including without limitation actual damages, exemplary damages, attorneys' fees and interest reflecting the time value of money. The Arbitrator shall not add any interest factor reflecting the time value of money to any Defect Amount;

      (d) If the Arbitrator selected hereunder (whether selected by Seller and Buyer or by the Chief Judge) should die, resign or be unable to perform his or her duties hereunder, the Parties or senior judge (or such judge's successor) shall select a replacement Arbitrator. The procedure set forth in this Section 7.08(d) for selecting the Arbitrator
                                  ---------------
      shall be followed from time to time as necessary;

      (e)  As to any determination of amounts owing under the terms of this
      Section 7, no lawsuit based on such claimed amounts owing shall be
      ---------
      instituted by any party hereto, other than to compel arbitration proceedings or enforce the award of the Arbitrator; and

      (f) All privileges under Texas and federal law, including attorney-client and work-product privileges, shall be preserved and protected to the same extent that such privileges would be protected in a federal court proceeding applying Texas law.

      7.09 Post-Closing Adjustment for Uncured Title Defects. When the last of all Title Defects asserted by the Buyer and the Defect Amounts, if any, with respect thereto have been finally resolved, whether by agreement, arbitration award or Seller's retention pursuant to Section 7.05, the Title Defect
                                        ------------
Adjustment shall be applied to reduce the Available Deductible Amount (but not below zero) and the Purchase Price shall be reduced by the amount, if any, by which the Title Defect Adjustment exceeds the balance of the Available Deductible Amount immediately prior to application of the Title Defect Adjustment. The amount of any reduction in the Purchase Price pursuant to this
Section 7.09 shall bear interest at the Agreed Rate from the Closing Date until
- ------------
paid. Any reduction in the Purchase Price, together with any interest accruing thereon pursuant to this Section 7.09, shall be due and payable by Seller to
                         ------------
Buyer in immediately available funds within ten days after the date of the final resolution of the last of all Title Defects asserted by Buyer and the Defect Amounts, if any, with respect thereto as aforesaid. Except as provided below, Seller's sole responsibility and Buyer's sole and exclusive remedy for the reduction in value of the Company's title to a Significant Property resulting from the existence of a Title Defect shall be as provided in this Section 7 and
                                                                  ---------
Seller shall not be liable for any consequential damages or other Losses in respect of Title Defects and Defect Amounts, except to the extent that Seller would have liability therefor under other Sections of this Agreement. The foregoing shall not operate to limit Seller's responsibility for any Retained Liability, Retained Royalty Claims or any breach of Sections
                                                                     --------
3.03, 3.05, 3.07, 3.08, 3.09, 3.11, 3.12, 3.14, 4.07, 4.08 and 6 of this
- ----  ----  ----  ----  ----  ----  ----  ----  ----  ----     -
Agreement, except that any recovery to which Buyer may be entitled on account of such matters shall not be duplicative of any amount recovered by Buyer under this Section 7.
           ---------
Notwithstanding the foregoing, the Parker Claims shall be a Retained Liability and shall never form the basis for any Title Defect claim under Section 7,
                                                                ---------
Section 10 or other Sections of this Agreement, other than as part of a Retained
- ----------
Liability under Section 5.02(a) of this Agreement.
                ---------------

  8.  Environmental.

      8.01 Availability of Data to Buyer. After execution of this Agreement, Seller and the Company shall make available to Buyer all information which is in the possession or control of Seller or the Company or to which the Seller or the Company has access (other than publicly available information to which Buyer has equal access) and which relates to Environmental Matters of the Company or the environmental condition of the Company Property, including, without limitation, information regarding crude oil and produced water that may have been spilled or disposed of on-site and the locations thereof; pits and pit closures; burial; land farming; land spreading; underground injection; and solid waste disposal sites. Also, prior to Closing, Buyer shall have the right at its own risk and expense to conduct or have conducted a Phase I
Environmental Audit of the Company's Environmental Matters and the Company Property. To enable Buyer to conduct the Phase I Environmental Audit, Seller and the Company will provide Buyer (and its representatives) with reasonable access to the Company Property subject to any third party restrictions on the Company with respect to access to Company Property, and will use reasonable efforts to make available for Buyer current or former employees of the Company or Seller, and current or former contractors or consultants to the Company or Seller. In conducting a Phase I Environmental Audit, Buyer shall treat, and will cause all of its assigns, representatives, agents, consultants, contractors or subcontractors to treat, all information obtained by Buyer pursuant to the Audit as strictly confidential (except to the extent such information is otherwise available to the general public) and will not disclose the results without the prior written consent of Seller, except to the extent that such results are legally required to be disclosed by Buyer. Seller shall have the right to be present during any inspection of Company Property and during any interviews of the Company's current or former employees, contractors, or consultants conducted as a part of the Phase I Environmental Audit. Buyer shall provide Seller copies of any Phase I Environmental Audit report completed prior to Closing within five days of Buyer's receipt of same. Buyer agrees to release, indemnify, defend, and hold the Seller and the Company harmless from any fines, penalties or damage to persons or property caused by the activities of Buyer or its representatives, agents, consultants, contractors or subcontractors in conducting the Phase I Environmental Audit except to the extent the damage arises from the negligence of the Seller or the Company. Should Buyer desire to conduct any procedures for environmental assessment outside the scope of the Phase I Environmental Audit, Buyer must make written request for Seller's permission to do so, and will not commence such procedures without first obtaining Seller's written permission which permission will be given or denied not later than three days after receipt of Buyer's written request. If within such three-day period Seller refuses to permit any request by Buyer to conduct an environmental assessment outside the scope of a Phase I Environmental Audit, Buyer may elect, as its sole remedy for such refusal, to terminate this Agreement.

      8.02 Environmental Defects. If, on or before ten days prior to the Closing Date, Buyer has Knowledge of and has analyzed and evaluated all material facts and circumstances with respect to the actual (as opposed to the threatened or alleged) existence of an Environmental Matter discovered in the course of Buyer's environmental due diligence in connection with this transaction and, as a result of such analysis and evaluation, the officer or manager of Buyer with Knowledge of such Environmental Matter has concluded that such Environmental Matter constitutes a breach by Seller of any of Seller's representations and warranties set forth in Section 3.10 hereof, then Buyer shall advise Seller in
                        ------------
writing of such Environmental Matter on or before five days prior to the Closing Date. Such written notification shall contain a reasonable description of the facts used by Buyer in making its determination that a breach exists. Prior to Closing, Buyer and its employees, contractors and consultants shall treat all information regarding any Company Environmental Matter as confidential and shall not disclose such information to any governmental authority or other third party (other than Universal Resources Corporation and its Affiliates and their representatives, agents, consultants, contractors or subcontractors) without Seller's written consent unless disclosure is required by applicable law.
Within three days after receipt of a notice with respect to each Environmental Matter constituting a breach of Seller's representations and warranties set forth in Section 3.10 hereof, Seller may, subject to obtaining the consent of
         ------------
Buyer (which consent may be given or refused at Buyer's discretion), remove that portion of the Company Property to which such Environmental Matter pertains from the Company Property by conveying such portion to a transferee designated by it, and adjust the Preliminary Purchase Price proportionately in relation to the value set forth in Schedule 7, provided that, (i) Seller fully indemnifies the Company and Buyer (and the other persons named as indemnitees in Section 11.02
                                                                 -------------
and Section 11.06) from and against any and all Environmental Liabilities and
    -------------
Losses attributable to such portion of the Company Property, except to the extent that Buyer's acts or omissions caused or contributed to such Environmental Liabilities, in the manner provided in such Sections, except that such indemnity shall not be subject to or limited as to any amount, any deductible, any threshold amount, any survival period or any other restrictions and (ii) such conveyance of such portion of the Company Property shall be by an instrument of assignment or conveyance which is expressly made without any warranty or representation, express or implied, as to title, condition or any other matter (but, to the extent transferable, with subrogation of Seller or such transferee to all covenants and warranties theretofore made by the Company's predecessors in title, except any subsidiary or Affiliate of the Company).

  9. Pre-Closing Breaches. If, on or before ten days prior to the Closing Date, Buyer has Knowledge of and has analyzed and evaluated all material facts and circumstances with respect to the actual (as opposed to the threatened or alleged) existence of any matter discovered in the course of Buyer's due diligence in connection with this transaction and, as a result of such analysis and evaluation, the officer or manager of Buyer with Knowledge of such matter has concluded that such matter constitutes a breach by Seller of any of Seller's representations and warranties set forth in Section 3 (other than Section 3.10)
                                            ---------             ------------
hereof, then, Buyer shall advise Seller in writing of such matter on or before five days prior to the Closing Date.

  10. Conditions to Obligation to Close.

      10.01 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject, at the option of Buyer, to satisfaction on or prior to the Closing Date of the following conditions:

      (a)  the representations and warranties set forth in Section 2.01 shall be
                                                           ------------
      true and correct in all material respects at and as of the Closing Date, as though made as of such date, and, except for such breaches of representations and warranties set forth in Section 3 and Title Defects
                                                  ---------
      asserted by Buyer prior to Closing which in the aggregate do not have a material adverse effect, (i) the representations and warranties set forth in Section 3 shall be true and correct at and as of the Closing Date, as
         ---------
      though made as of such date, and (ii) no Title Defects shall have been asserted by Buyer prior to Closing pursuant to Section 7.02;
                                                     ------------

      (b) the Seller shall have performed and complied with all of its covenants and agreements hereunder in all material respects through the Closing;

      (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

      (d) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Sections 10.01(a)-
                                                            -----------------
      (c) is satisfied;
      ---

      (e) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

      (f) Buyer shall have received from Seller an opinion of counsel to the Seller in the form attached hereto as Exhibit 10.01(f);

      (g) Buyer shall have received from the Parent a guaranty, in the form attached hereto as Exhibit 10.01(g);

      (h) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

      (i) The officers, directors, managers, members of management committees of partnerships and other persons exercising similar powers and having similar responsibilities of the Company and each of its subsidiaries shall have delivered to Buyer their written resignations effective as of Closing;

      (j) Buyer shall have received from the Seller and the other parties thereto a release of the intercompany accounts, in the form attached as
      Exhibit 10.01(j);

      (k) Seller shall cause the Company and each of its subsidiaries to deliver to Buyer the Organizational Documents and the books of minutes of meetings of the boards of directors, committees thereof, shareholders, managers, management committees and other similar records; and

      (l) as of the Closing Date there shall not exist any matters that cause or result in (i) Title Defects and/or (ii) breaches of the representations and warranties of Seller under Section 3, as though made as of such date,
                                     ---------
      if such Title Defects and breaches in the aggregate have a material adverse effect.

      10.02 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject, at the option of Seller, to satisfaction on or prior to the Closing Date of the following conditions:

      (a)  the representations and warranties set forth in Section 2.02 above
                                                           ------------
      shall be true and correct in all material respects at and as of the Closing Date, as though made as of such date;

      (b) the Buyer shall have performed and complied with all of its covenants and agreements hereunder in all material respects through the Closing;

      (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

      (d) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Sections
                                                            --------
      10.02(a)-(c) is satisfied;
      ------------

      (e) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

      (f) Seller shall have received from Buyer an opinion of counsel to the Buyer in the form of Exhibit 10.02(f);

      (g) Buyer shall have executed and delivered to Seller an assignment and assumption agreement, reasonably acceptable to Seller, pursuant to which Buyer agrees to perform all obligations of Amax Energy Inc. pursuant to the Office Lease and to indemnify Amax Energy Inc. and Seller against any liability or obligation under or in connection with the Office Lease;

      (h) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller;

      (i) On or before the fifth day prior to the Closing Date, in the case of clause (i), and on or before the Closing Date, in the case of clause (ii),
      (i) Buyer shall not have advised Seller of any Environmental Matters pursuant to Section 8.02 or other matters pursuant to Section 9 which
                  ------------                              ---------
      cause or result in the representations and warranties set forth in Section
                                                                         -------
      3 not being true and correct at and as of the Closing Date, as though made
      -
      as of such date, and (ii) Buyer shall not have given Seller any Title Defect Notices pursuant to Section 7.02, except in each case for such
                                 ------------
      breaches of representations and warranties set forth in Section 3 and
                                                              ---------
      Title Defects asserted by Buyer prior to Closing which in the aggregate do not have a material adverse effect; and

      (j) As of the Closing Date there shall not exist any matters that cause or result in (i) Title Defects and/or (ii) breaches of the representations and warranties of Seller under Section 3, as though made as of such date,
                                     ---------
      if such Title Defects and breaches in the aggregate have a material adverse effect; provided, however, that for purposes of determining satisfaction of the condition set forth in this Section 10.02(j), no
                                                      ----------------
      breach of Seller's representations and warranties shall be taken into account if such breach is (I) intentionally caused by Seller or Parent after the date of this Agreement, (II) a breach as to which Seller or the Company had Knowledge prior to the execution and delivery of this Agreement or (III) a breach of the representations and warranties set forth in Sections 3.01 or 3.02; and no Title Defects shall be taken into
               -------------    ----
      account to the extent Seller or the Company had Knowledge thereof prior to the execution and delivery of this Agreement.

  11. Remedies for Breaches of This Agreement or for Defects.

      11.01 Survival of Representations and Warranties. The representations and warranties of the Seller contained in Section 2.01 and Section 3 (except for
                                          ------------     ---------
Section 3.10) hereof and of Buyer contained in Section 2.02 hereof shall survive
- ------------                                   ------------
the Closing for a period of one year from the Closing Date. Without limiting Seller's indemnity obligations under

Section 11.06 hereof, the representations and warranties of Seller contained
- -------------
in Section 3.10 shall not survive the Closing. Following Closing, for purposes
   ------------
of indemnity hereunder (i) the representations and warranties in Section 3
                                                                 ---------
(except for Section 3.10) shall be deemed to have been made at and as of the
            ------------
Closing Date, as though made as of such date, (ii) the Seller's certificate delivered pursuant to Section 10.01(d) as to representations and warranties in
                      ----------------
Section 2.01 shall be deemed to constitute representations and warranties
- ------------
under Section 2.01, and (iii) the Buyer's certificate delivered pursuant to
      ------------
Section 10.02(d) as to representations and warranties in Section 2.02 shall be
- ----------------                                         ------------
deemed to constitute representations and warranties under Section 2.02.
                                                          ------------
      11.02 Indemnification Provisions for Benefit of the Buyer. In the event the Seller breaches any of its representations and warranties in Section 2.01 or
                                                                 ------------
Section 3 hereof, then the Seller agrees, subject to Section 11.03 hereof, to
- ---------                                            -------------
indemnify and hold harmless the Buyer and the Company, the Buyer's and the Company's respective Affiliates, each of the respective current, former and future directors, officers, employees and agents of any of the foregoing, and each of the successors, heirs and executors of any of the foregoing, from and against the entirety of any Losses resulting from or attributable to the breach which the Buyer, the Company or any such Affiliate (or any such other indemnified person in such person's capacity set forth above) shall suffer, provided such claim for indemnification is brought in accordance with the terms of this Agreement within the applicable survival period.

      11.03  Limitation on Seller's Liability.

      (a) After the Closing, the initial $1,000,000 of Losses incurred or paid by the Company or Buyer, in the aggregate, with respect to breaches by Seller of any of its representations and warranties contained in Section
                                                                       -------
      3.08 hereof shall be the responsibility of Buyer, Seller shall have no
      ----
      liability therefor, and such initial $1,000,000 of Losses shall not be applied to reduce the Available Deductible Amount. Seller's sole responsibility for any breach of the representations and warranties set forth in Section 3.08 shall be to indemnify Buyer for the reduced value of
               ------------
      the Assets or Losses attributable to such breach (after applying the applicable deductible amounts); provided, however, that "Losses", as used in this sentence, shall not include, and Seller shall not be responsible or liable for, any death, personal injury or consequential damages in respect of such breach. In the event the Parties are unable to resolve any disputes after Closing with respect to breaches or alleged breaches by Seller of any of its representations and warranties contained in Section
                                                                       -------
      3.08, either Buyer or Seller may give notice to the other of its election
      ----
      to submit such dispute to arbitration. In the event either Party elects to submit such dispute to arbitration, Seller and Buyer agree to jointly select an arbitrator experienced in the U.S. oil and gas business, who shall be the sole arbitrator to hear and decide such dispute. The selection and qualification of such arbitrator, the conduct of such arbitration and other matters relating to such arbitration shall be governed by Section 7.08 hereof except to the extent the terms
                  ------------
      of Section 7.08 conflict with this Section 11.03(a) or specifically
         ------------                    ----------------
      relate to Title Defect and Defect Amount disputes.

      (b) Without limiting Seller's indemnity obligations with respect to Retained Liabilities, Offsite Environmental Liabilities or Losses arising out of or resulting from Seller's breach of any of its representations and warranties in Section 2.01 or Section 3.17 hereof, Seller shall not be
                    ------------    ------------
      required to pay any Losses, Retained Royalty Claims or Onsite Environmental Liabilities pursuant to the indemnifications set forth in
      Section 5.02(b), Section 11.02 or Section 11.06 hereof and Buyer shall not
      ---------------  -------------    -------------
      be entitled to adjust the Preliminary Purchase Price or reduce the Purchase Price on account of any Defect Amount pursuant to Section 7.06 or
                                                                 ------------
      Section 7.09 until the Available Deductible Amount has been reduced to,
      ------------
      but not below, zero. The Company and Buyer shall not be entitled to indemnity for any such Losses, Retained Royalty Claims or Onsite Environmental Liabilities to the extent the same are actually applied to reduce the Available Deductible Amount. "Available Deductible Amount" means $5,000,000 as reduced, but not below zero, by (i) Defect Amounts applied to reduce the Available Deductible Amount pursuant to Section 7.06
                                                                    ------------
      or Section 7.09 hereof, (ii) Retained Royalty Claims and Losses applied to
         ------------
      reduce the Available Deductible Amount pursuant to Section 5.02(b), and
                                                         ---------------
      (iii) the total amount of Losses and Onsite Environmental Liabilities incurred or paid by the Company and/or Buyer which are subject to indemnification by Seller under Section 11.02 or Section 11.06 hereof;
                                      -------------    -------------
      provided that, the Available Deductible Amount shall not be reduced by
      (a) Defect Amounts attributable to Significant Properties (or portions thereof) conveyed to Seller (or its designee) pursuant to Section 7.05
                                                                ------------
      hereof, (b) Retained Liabilities, (c) Offsite Environmental Liabilities,
      (d) the $1,000,000 of Losses for which Buyer is responsible pursuant to
      Section 11.03(a) above and (e) Losses arising out of or resulting from
      ----------------
      Seller's breach of its representations and warranties in Section 2.01 or
                                                               ------------
      Section 3.17 hereof.
      ------------

      (c)  If (i) the breaches of representations and warranties set forth in

      Section 3 and Title Defects which were asserted or disclosed by Buyer to
      ---------
      Seller prior to Closing and (ii) the breaches of representations and warranties set forth in Section 3 and claims for indemnity on account of
                              ---------
      Environmental Liabilities asserted by Buyer after Closing and which Buyer was required to assert or advise Seller in the manner and to the extent required by Section 8.02 and Section 9, in the aggregate, have a material
                  ------------     ---------
      adverse effect, then Buyer shall not be entitled to seek indemnity from Seller (x) under Section 11.06 hereof for any Environmental Liabilities
                       -------------
      resulting from a breach of the representations and warranties set forth in

      Section 3.10 hereof of which Buyer was required to advise Seller pursuant
      ------------
      to Section 8.02, but failed to do so, and (y) under Section 11.02 hereof
         ------------                                     -------------
      for any Losses resulting from a breach of the representations and warranties set forth in Section 3 hereof (other than Section 3.10 hereof)
                              ---------                    ------------
      of which Buyer was required to advise Seller pursuant to Section 9, but
                                                               ---------
      failed to do so, except in each case under clauses (x) and (y) above where Seller or the Company had Knowledge (other than as a result of receiving notification of such matter from Buyer pursuant to Sections 8.02 or 9)
                                                         --------------   -
      prior to the Closing Date of such breach by Seller of a representation and warranty set forth in Section 3. The operation of this Section 11.03(c)
                            ---------                         ----------------
      and Seller's rights under this Section 11.03(c) shall be the sole and
                                     ----------------
      exclusive remedy of Seller for any failure by Buyer to advise Seller of any Environmental Matters as required under Section 8.02 or any other
                                                  ------------
      matters as required under Section 9.
                                ---------

      (d) Notwithstanding anything contained herein to the contrary, Seller's indemnity obligations shall not extend to any Losses arising out of or resulting from any of the litigation listed in Item 3.12 of Schedule 3, other than the Parker Claims (which are a Retained Liability).

      11.04 Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches any of its representations and warranties contained in

Section 2.02 hereof, then the Buyer agrees to indemnify and hold harmless the
- ------------
Seller, Parent, the Seller's and Parent's respective Affiliates, each of the respective current, former and future directors, officers, employees and agents of any of the foregoing, and each of the successors, heirs and executors of any of the foregoing from and against the entirety of any Losses resulting from or attributable to the breach which the Seller, Parent or any such Affiliate (or any such other indemnified person in such person's capacity set forth above) shall suffer, provided such claim for indemnification is brought within one year after the Closing Date.

      11.05  Matters Involving Third Parties.

      (a) If any third party (other than an Affiliate of the Party receiving the notice) shall notify any Party or the Company (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 11 or otherwise pursuant to
                                       ----------
      this Agreement, then the Indemnified Party shall promptly (and in any event within ten business days after receiving service of process in a lawsuit, administrative proceeding or arbitration proceeding with respect to the Third Party Claim) notify each Indemnifying Party thereof in writing. Any claim by a third party in existence as of the date hereof as to which Seller has retained liability or agreed to indemnify Buyer shall also constitute a Third Party Claim.

      (b)  Except as provided in Section 11.06(d) hereof, any Indemnifying Party
                                 ----------------
      will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably), unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon (or constitute an admission of guilt, liability, fault or responsibility by) the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (a) the employment thereof has been specifically authorized in writing by the Indemnifying Party or
      (b) the Indemnifying Party failed to assume the defense and employ counsel.

      (c) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 11.05(b) above, however, the
                                       ----------------
      Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

      (d) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), unless the Indemnified Party waives indemnification with respect to the Third Party Claim so settled and adjudicated.

      (e) The indemnification obligations of the Seller under this Agreement (including Section 5 and Section 11) and the indemnification obligations
                 ---------     ----------
      of the Buyer under this Agreement (including Section 5 and Section 11)
                                                   ---------     ----------
      shall include court costs and attorneys' fees and expenses and costs of investigating, preparing or defending any action or proceeding with respect to any Third Party Claim to the extent such Third Party Claim may give rise to a claim for indemnification under such indemnification obligations of Seller or Buyer, as the case may be.

      11.06  Seller's Environmental Indemnification.

      (a)  Seller agrees, subject to the limitations set forth in Section
                                                                  -------
      11.03(b) and this Section 11.06, to indemnify, defend, and hold harmless
      --------          -------------
      the Company and Buyer, the Company and Buyer's respective Affiliates, each of the respective current, former and future directors, officers, employees, agents, stockholders and controlling persons of any of the foregoing, and each of the respective successors, heirs and executors of any of the foregoing from and against and in respect of any and all Environmental Liabilities that may be imposed upon, asserted against, or incurred by the Company or Buyer (or any such other indemnified person in such person's capacity set forth above), arising out of or in connection with the acts or omissions of any person on or prior to the Closing Date relating to the Company, the Company Property, or any business, operations, or activities conducted by the Company, including without limitation those matters described in Item 3.10 of Schedule 3; provided, however, that in the event that acts or omissions of any person after the Closing Date caused or contributed to a pre-existing circumstance or condition, then Seller's obligation to indemnify, defend and hold Buyer and the

      Company harmless shall be reduced by the Environmental Liabilities to the extent resulting from such acts or omissions.

      (b)  As a limitation on Seller's indemnification obligations under this

      Section 11.06, Seller shall be responsible for Onsite Environmental
      -------------
      Liabilities only to the extent that Buyer or the Company within two years after the Closing Date provides Seller notice of (i) the specific facts and circumstances potentially giving rise to such Onsite Environmental Liabilities as a result of actions or claims that Buyer or the Company reasonably believes are probable of assertion or (ii) a Third Party Claim potentially giving rise to such Onsite Environmental Liabilities (however, notice of a lawsuit or administrative proceeding filed against Buyer or the Company prior to the end of such two year period shall always be timely if Buyer or the Company gives Seller notice thereof within ten business days after being served therewith); provided that, it shall not be required that any or all of the Onsite Environmental Liabilities attributable to such facts and circumstances be imposed, asserted or incurred within such two year period. In addition, Seller shall be responsible for Offsite Environmental Liabilities only to the extent that Buyer or the Company within ten years after the Closing Date provides Seller notice of (i) the specific facts and circumstances potentially giving rise to such Offsite Environmental Liability as a result of actions or claims that Buyer or the Company reasonably believes are probable of assertion or (ii) a Third Party Claim potentially giving rise to such Offsite Environmental Liabilities (however, notice of a lawsuit or administrative proceeding filed against Buyer or the Company prior to the end of such ten year period shall always be timely if Buyer or the Company gives Seller notice thereof within ten business days after being served therewith); provided that, it shall not be required that any or all of the Offsite Environmental Liabilities attributable to such facts and circumstances be imposed, asserted or incurred within such ten year period.

      (c) As an additional limitation on Seller's indemnification obligations under this Section 11.06, Buyer shall be responsible for the initial
                 -------------
      $10,000,000 of Offsite Environmental Liabilities incurred or paid by the Company or Buyer, in the aggregate, for which Seller would otherwise be responsible under this Section 11.06 but for this clause (c). Seller's
                             -------------
      obligations under this Section 11.06 to indemnify the Company or Buyer (or
                             -------------
      any such other indemnified person in such person's capacity set forth above) for Onsite Environmental Liabilities are subject to the limitations set forth in Section 11.03(b).
                   ----------------

      (d) With respect to any Environmental Liability for which Seller may be responsible and which requires corrective, remedial, or other actions necessary to respond to, remove, or otherwise address any conditions that cause, contribute to or are associated with such Environmental Liability, the Company will implement and complete all such corrective, remedial, or other actions in a reasonable and professional manner and will use its best efforts to do so in a timely and cost-effective manner. The Seller shall have the right to participate in the planning and design of any such corrective, remedial, or other actions by reviewing and commenting on a draft of any study, plan or report associated with such actions before the study, plan or report is submitted to the governmental authority. In planning and designing any such study, plan or report and in considering Seller's comments, suggestions and requests with respect thereto, the Company shall give due consideration to the multiple goals of minimizing Environmental Liabilities (including the selection of remedies which reflect customary industry practices, are cost effective and consider all related business and time requirements), avoiding Environmental Liabilities and fully complying with all Environmental Laws. The Company shall in good faith carefully consider each comment, suggestion or request made by Seller with respect to the draft study, plan or report and will cooperate with Seller by meeting periodically, at Seller's request, to discuss any such study, plan or report. Seller shall maintain in confidence all information provided by Buyer at any such meeting except to the extent such information is otherwise available to the general public or is information Seller is legally required to disclose. In addition , the Company shall provide Seller copies of all reports, plans and correspondence submitted to any governmental authority with respect to such actions. Further, the Company shall provide Seller three days' notice (or shall provide Seller notice as soon as practical if three days' notice is not practical) of any formal meetings with, hearings before, or other formal sessions with any governmental authority which are expected to result in decisions regarding actions to be required by the governmental authority that concern Environmental Liabilities for which Seller may be responsible and will not object to Seller's participation in such meetings or hearings.

      11.07 Determination of Losses. A claim of an alleged breach or Environmental Liability will be recoverable only to the extent of Losses and Environmental Liabilities actually incurred or paid by the Indemnified Party. The Parties shall make appropriate adjustments for tax benefits and tax costs and insurance and other recoveries actually received (net of all costs and expenses incurred in connection with such recoveries) from non-Affiliates in determining Losses and Environmental Liabilities for purposes of this Section 11
                                                                      ----------
or Section 5; and to the extent of Losses indemnified by a Party, such
   ---------
Indemnifying Party shall be subrogated to rights of the Indemnified Party in respect of such Loss. All indemnification payments under this Section 11 shall
                                                               ----------
be deemed adjustments to the Purchase Price.

      11.08 Effect of Indemnification Provisions. The Parties acknowledge and agree that the foregoing indemnification provisions in this Section 11 shall,
                                                            ----------
following the Closing hereof, be the exclusive remedy of either Party for any breach of the representations and warranties in Section 2 or Section 3 hereof;
                                                ---------    ---------
provided that, the foregoing shall not limit the Parties' obligations for any breach of a covenant or agreement contained in any Section other than Section 2
                                                                      ---------
or Section 3.  If a claim for payment of a liquidated amount covered by a
   ---------
Party's indemnification obligations under this Agreement is made in accordance with the terms of this Agreement and is not paid within sixty (60) days after such claim is received by the Party responsible for paying the same, the liquidated amount of such claim shall bear interest at the Agreed Rate from the date such claim was received until paid. Losses or Environmental Liabilities incurred or paid by Universal Resources Corporation (or its Affiliates, or any current, former or future directors, officers, employees, agents, stockholders or controlling persons of any of the foregoing, or any of the respective successors, heirs or executors of any of the foregoing) on or after the Closing Date in connection with or related to such Company Property shall be deemed to have been incurred or paid by Buyer to the extent Buyer or the Company (or another indemnified person hereunder) would be entitled to indemnity from Seller if such Losses or Environmental Liabilities had been incurred or paid by Buyer or the Company (or another indemnified person hereunder); provided that the claim against Seller for indemnity for such Losses and Environmental Liabilities must be made and administered by Buyer.

      11.09 Company Negligence, Etc. IT IS EXPRESSLY AGREED THAT SELLER'S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 11, SECTION 5 OR UNDER ANY OTHER
                                       ----------  ---------
SECTION OF THIS AGREEMENT INCLUDE, WITHOUT LIMITATION, LOSSES AND ENVIRONMENTAL LIABILITIES, IF ANY, BASED ON NEGLIGENCE, ALLEGED NEGLIGENCE, GROSS NEGLIGENCE OR ALLEGED GROSS NEGLIGENCE OF THE COMPANY, THE COMPANY'S AFFILIATES, AND EACH OF THE RESPECTIVE CURRENT OR FORMER DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, STOCKHOLDERS AND CONTROLLING PERSONS OF ANY OF THE FOREGOING.

  12. Termination.

      12.01 Termination of Agreement. The Parties may terminate this Agreement as provided below:

      (a) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

      (b)  Buyer terminates this Agreement pursuant to Section 8.01; or
                                                       ------------

      (c) in the event the Closing shall not have occurred on or before March 31, 1994, either Buyer or Seller may terminate this Agreement by giving written notice thereof to the other Party after March 31, 1994, and prior to Closing (unless the failure to close results primarily from the Party that elects to terminate itself breaching any covenant or agreement contained in this Agreement); provided, that in the event all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act have not expired or otherwise terminated by March 31, 1994, neither Party may unilaterally terminate this Agreement until the first to occur of (i) the failure of Closing to occur on or before the fifth business day following the expiration of such waiting period or (ii) April 30, 1994.

      12.02 Effect of Termination. If any Party terminates this Agreement pursuant to Section 12.01 above, such termination shall be the exclusive remedy
            -------------
for the breach by the other Party of any representations or warranties hereunder; and all rights and obligations of the Parties hereunder shall terminate without any liability or responsibility of any Party to any other Party (except for any liability of any Party for breach of its covenants or agreements hereunder); provided, however, that the confidentiality and other provisions contained in the Confidentiality Agreement shall survive termination.

      12.03 Specific Performance. If, upon the breach by Seller of its obligation to consummate the Closing of the sale of the Company Shares in accordance with this Agreement, Buyer (i) elects to enforce its rights of purchase as set forth in this Agreement and (ii) is prevented or delayed from consummating such purchase by reason of Seller's breach of its obligations under this Agreement (whether or not such breach is the result of willful misconduct or otherwise) to consummate the transactions contemplated hereby, Seller hereby acknowledges and agrees that the Company Shares constitute unique assets, that damages for Seller's breach of contract would be difficult or impossible to ascertain, that Buyer has no clear and adequate remedy at law and that as a remedy for Seller's breach Buyer has the right, exercisable in its sole discretion, to demand and obtain specific performance of this Agreement and of Seller's obligation to consummate the Closing in accordance with the terms of this Agreement and as part of pursuing such remedy of specific performance may pursue such other remedies as the Buyer may have under the terms of this Agreement or at law or in equity.

  13. Definitions.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Agreed Rate" means a per annum interest rate equal to the lesser of (i) the Prime Rate of interest as quoted daily (or at such other interval of one week or less) in The Wall Street Journal or (ii) the maximum amount of interest
                 -----------------------
allowed by law.  If The Wall Street Journal ceases to quote the Prime Rate of
                    -----------------------
interest at least weekly, the referenced rate of interest in (i)above shall be the rate of interest from time to time announced as its prime commercial lending rate by the bank which at the most recent point in time held all or the large portion of the Buyer's bank debt.

      "AMAX Note" means the promissory note of the Company to AMAX Inc. having an outstanding principal amount, together with accrued interest, of $479,034,071.67 at the Report Date.

      "Asset" has the meaning set forth in Section 3.08 above.
                                           ------------

      "Arbitrator" has the meaning set forth in Section 7.08 above.
                                                ------------

      "Available Deductible Amount" has the meaning set forth in Section
                                                                 -------
11.03(b) above.
- --------

      "Benefits Affiliate" has the meaning set forth in Section 3.13 above.
                                                        ------------

      "Buyer" has the meaning set forth in the preface above.

      "Buyer's Plan" has the meaning set forth in Section 5.04.
                                                  ------------

      "Buyer's Projected Costs" means the costs and expenses associated with the maintenance, exploration, development, operation and abandonment of a Well or Unit assuming that all projected Wells and Units listed in Schedule 7 are drilled and developed and that all Wells and Units listed in Schedule 7 commence and/or continue to produce Hydrocarbons for the time period necessary for the Company to realize the present value for such Wells or Units as set forth in
Schedule 7 (assuming that such present value was determined with a discount factor of 10% compounded annually).

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

      "Closing" has the meaning set forth in Section 1.03 above.
                                             ------------

      "Closing Date" has the meaning set forth in Section 1.03 above.
                                                  ------------

      "Closing Date Adjustment" means an amount (which may be negative) equal to the sum of the following amounts:

      (a) the net of the following recorded as activity in the intercompany accounts (including the AMAX Note) during the Interim Period: (i) cash transfers between the Company and Seller or Parent, excluding the transfer of cash from the Company to Seller representing the proceeds from the sale of Amax Petroleum of Canada Ltd.; (ii) non-cash charges or credits between the Company and Seller or Parent for administrative and other services and benefits provided by the Seller or Parent in a manner consistent with past practices; (iii) credits or charges which indicate that cash was received or paid, respectively, by Seller or Parent on behalf of the hedging activities of the Company; and (iv) other charges or credits that indicate that either cash was received or paid by the Seller or Parent on behalf of the Company, or that cash was received or paid by the Company on behalf of the Seller or Parent (with respect to each of the foregoing, the adjustment shall be positive for net cash transfers and charges to the Company from the Seller or Parent, and credits to the Seller or Parent from the Company, and negative for net cash transfers and charges from the Company to the Seller or Parent, and credits to the Company from the Seller or Parent); plus

      (b) $3,000,000, representing the net estimated federal income tax liability incurred by Seller and Parent during the Interim Period in respect of the Company's operations (such amount has been agreed to by the Parties and is not subject to further adjustment); minus the sum of

           (i) $15,000,000, representing the estimated amount of the Company's and its subsidiaries' incremental Texas franchise tax liability with regard to the section 338(h)(10) election as referred to in Section
                                                                       -------
           6.01(b) (such amount has been agreed to by the Parties and is not
           -------
           subject to further adjustment); plus

           (ii) investment banker fees, legal fees, payments of bonuses, payments of options and transfers of cash to Amax Petroleum of Canada Ltd., related to the sale of Amax Petroleum of Canada Ltd.

      "Closing Payment" means the payment to be made by Buyer to Seller at the Closing pursuant to Section 1.04, which shall be in an amount equal to the
                    ------------
Preliminary Purchase Price (i) plus the estimated amount of the Closing Date Adjustment, as estimated by Seller and provided to Buyer pursuant to Section
                                                                     -------
1.02, if a positive amount (or, in the event the Closing Date Adjustment as
- ----
estimated by Seller pursuant to Section 1.02 is a negative amount, minus the
                                ------------
absolute value of the estimated amount of the Closing Date Adjustment), and (ii) minus the total amount of adjustments in respect of (x) Title Defects determined in accordance with Sections 7.05 and 7.06 and (y) Environmental Matters pursuant
                   -------------     ----
to Section 8.02.
   ------------

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" has the meaning set forth in the preface above; except that references to the "Company" in Sections 3.03 through 3.16, Section 3.18, Section
                               -------------         ----  ------------  -------
8 and Section 11, together with defined terms when used in such Sections, refer
- -     ----------
to the Company and its subsidiaries on a consolidated basis. References to the title or ownership of the "Company" in Section 7 and in the defined terms when
                                       ---------
used in Section 7 shall refer to the Company and its subsidiaries listed in Item
        ---------
3.17 of Schedule 3.

      "Company Property" means any and all real property, facilities, operations, companies, mineral interests, or mineral estates owned or operated by the Company or its past or present subsidiaries as of or prior to the Closing Date.

      "Company Share" means any share of the common stock, par value $100 per share, of the Company.

      "Confidentiality Agreement" has the meaning set forth in Section 4.03
                                                               ------------
above.

      "Covered Liabilities" means any Losses, known or unknown, arising out of or resulting from the business, operations or properties of the Company, including, without limitation, any of the foregoing arising under, out of, or resulting from with (a) any suit, action, proceeding, order, or consent decree of any court or governmental entity or award of any arbitrator of any kind, (b) any law, rule, regulation, contract, commitment, or undertaking, (c) liabilities of the Company and its subsidiaries and their respective predecessors under CERCLA and any similar federal or state statutes, as now or hereafter enacted,
(d) any breach or violation of or noncompliance with any laws, ordinances, rules or regulations relating to Environmental Matters, (e) liabilities of the Company incurred in connection with sales by the Company or its subsidiaries of their properties, or stock of their respective subsidiaries, (f) liabilities and obligations retained by the Company or Buyer pursuant to Section 5.04, and (g)
                                                         ------------
liabilities and obligations pursuant to the Office Lease; provided, however, that "Covered Liabilities" do not include the Retained Liabilities and the Retained Royalty Claims.

      "CPA" has the meaning set forth in Section 1.05 above.
                                         ------------

      "Cure Period" means (i) with respect to a Title Defect for which the Title Defect Notice was given prior to the Closing Date, that period of time from 5:00 p.m. on the Closing Date until 5:00 p.m. on the one hundred twentieth (120th) day following the Closing Date and (ii) with respect to a Title Defect for which the Title Defect Notice was given after the Closing Date, that period of time from 5:00 p.m. on the date such Title Defect Notice was given until 5:00 p.m. on the one hundred twentieth (120th) day following the date such Title Defect Notice was given.

      "Defect Amount" means the amount attributable to each Title Defect.

      "de minimis" means that the outcome or consequences of a matter or event, or a series of related matters or events arising out of the same factual circumstances, would not reasonably be expected by a person aware of such matters or events to result in a Loss in excess of $50,000.

      "Environmental Laws" means all federal, state, and local laws, regulations, ordinances, rules, orders, and permits relating to the control of any pollutant or protection of the environment, including, without limitation, laws, regulations, ordinances, rules, orders, and permits relating to the emission, discharge, disposal, treatment, recycling, reclamation, permitting, manufacture, processing, distribution, generation, storage, transportation, release or threatened release of, or exposure of persons or property to, Materials of Environmental Concern.

      "Environmental Liabilities" means any and all costs (including remedial, removal, response, abatement, cleanup, investigative, and/or monitoring costs), damages, settlements, expenses (including charges and assessments, and expenses and costs of investigating, preparing or defending any action or proceeding), liens, penalties, fines, taxes, prejudgment and post-judgment interest, court costs and attorneys' fees incurred or imposed (i) pursuant to any agreement, order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) attributable to or arising out of or under Environmental Laws, or (ii) pursuant to any claim by a government authority or other entity or person for personal injury, property damage, damage to natural resources, remediation or response costs arising out of or attributable to any Environmental Matter. Environmental Liabilities do not include (i) liabilities imposed under statutes enacted after the Closing Date (including the elimination of the exclusion of petroleum from the definition of "hazardous substance" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 and the elimination of the exclusion of oil and gas exploration, development and production wastes from the definition of "hazardous wastes" under the Resource Conservation and Recovery Act) to the extent such liability could not have been imposed under statutes existing as of the Closing Date or (ii) liabilities imposed under regulations promulgated after the Closing Date which implement new requirements for matters not addressed or otherwise regulated in regulations existing as of the Closing Date, but Environmental Liabilities shall in all cases include liabilities imposed under regulations, rules and other similar regulatory and agency pronouncements, policies, guidances and standards promulgated after the Closing Date to the extent such regulations, rules, pronouncements, policies, guidances and standards were, or could have been, promulgated under statutes existing as of the Closing Date and do not implement new requirements for matters not addressed or otherwise regulated in statutes or regulations existing as of the Closing Date.

      "Environmental Matters" means matters resulting from or attributable to actual, threatened, or alleged emissions, discharges, or releases of Materials of Environmental Concern into ambient air, surface water, groundwater or land, or otherwise resulting from or attributable to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Financial Statements" has the meaning set forth in Section 3.06 above.
                                                          ------------

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Good and Defensible Title" means, with respect to ownership of Leases attributable to a Well or Unit, a record title that (a) entitles the Company to receive, throughout the life of a Well or Unit, at least the NRI for such Well or Unit shown in Schedule 7, except for decreases in connection with those operations to which the Company elects after Closing or with Buyer's consent to become a non-consenting co-owner and decreases resulting from those Wells or Units where the Company is obligated to allow others to make up past underproduction; (b) obligates the Company to bear, throughout the life of a Well or Unit (and the plugging, abandonment and salvage thereof), no greater WI for such Well or Unit than the WI shown therefor in Schedule 7, except increases in such WI that result in at least a proportionate increase in the Company's NRI for such Well or Unit (including, without limitation, increases resulting from co-owner non-consents) and increases that result from contribution requirements with respect to defaulting co-owners and (c) is free and clear of all liens, security interests, collateral assignments, encumbrances, clouds on title, irregularities and defects except for Permitted Encumbrances. "Good and Defensible Title" means, with respect to any Significant Property which is not a Lease attributable to a Well or Unit, a record title that (I) is free from reasonable doubt as to all matters of law and fact such that a reasonably prudent person, engaged in the ownership, development and operation of oil and gas properties or assets (including gas plants and pipelines), with knowledge of all the facts and appreciation of their legal significance, would be willing to accept title to such Significant Property without a reduction in the portion of the Purchase Price allocated to such Significant Property in
Schedule 7 and (II) is free and clear of all liens, security interests, collateral assignments, encumbrances, clouds on title, irregularities and defects except for Permitted Encumbrances .

      "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Hydrocarbons" means crude oil, natural gas, casinghead gas, coal bed methane, condensate, natural gas liquids and other gaseous and liquid hydrocarbons or any combination thereof.

      "Indemnified Party" has the meaning set forth in Section 11.05 above.
                                                       -------------

      "Indemnifying Party" has the meaning set forth in Section 11.05 above.
                                                        -------------

      "Interim Period" means the period beginning after the Report Date and ending at the close of business on the Closing Date.

      "Knowledge," unless otherwise defined in this Agreement, means, with respect to a Party hereto or the Company, as the case may be, the actual knowledge, without independent investigation, of any officer or manager of such entity in charge of a discrete business area or function having responsibility for the referenced matter.

      "Lands" means the lands covered by the Leases and the Units.

      "Leases" means the oil and gas leases, oil, gas, and mineral leases, royalties, overriding royalties, production payments, net profits interests, fee minerals, and other oil, gas, and mineral interests (together with contractual rights, options or interests in and to any of the foregoing) owned by the Company.

      "Loss" or "Losses" means all damages, payments, penalties, fines, assessments, costs, amounts paid in settlement, obligations, taxes, losses (including reductions in the value of assets), liabilities, expenses, and fees incurred, including court costs and attorneys' fees and expenses and costs of investigating, preparing, or defending any action or proceeding.

      "material adverse effect," (which term is not capitalized herein) refers to matters or events that are material to the business, operations or financial condition of the Company and its subsidiaries as a whole; provided, however, that any actual or prospective change or changes relating to or resulting from any change or changes in the prices of oil, gas, natural gas liquids, or other hydrocarbon products, natural declines in well performance or reserves (including, without limitation, any reclassification or recalculation of reserves in the ordinary course of business), general economic conditions or local, regional, national, or international industry conditions (including, without limitation, changes in applicable laws or regulations and changes in financial or market conditions) shall be deemed not to constitute or give rise to a material adverse effect.

      "Materials of Environmental Concern" means any chemical pollutants, contaminants, wastes, petroleum waste, used oil, toxic substances, hazardous substances and any other substances that are regulated by any governmental entity under any Environmental Law.

      "Morgan Stanley" has the meaning set forth in Section 2.01(e) above.
                                                    ---------------

      "Most Recent Financial Statements" has the meaning set forth in Section
                                                                      -------
3.06 above.
- ----

      "NRI" means a fractional or percentage interest in and to all Hydrocarbons produced from or allocated to a Well or Unit after deduction of all lessors royalties, overriding royalties, and other burdens and payments out of production that burden such fractional or percentage interest in such Well or Unit.

      "Office Lease" means the Lease Agreement dated as of December 14, 1992, between Central Tract Limited, as landlord, and Amax Energy Inc., as Tenant, as such lease may be amended from time to time after the Closing Date.

      "Offsite Environmental Liability" means an Environmental Liability arising from or attributable to either (i) Materials of Environmental Concern that have been transported for disposal, reclamation or recycling from Company Property to properties owned by third parties or (ii) a property previously owned by the Company or its present or past subsidiaries and conveyed or alienated by the Company or its present or past subsidiaries prior to Closing.

      "Onsite Environmental Liability" means an Environmental Liability that arises from or is attributable to a property that is owned by the Company as of the Closing Date and that is not an Offsite Environmental Liability.

      "Organizational Document" means the charter, bylaws, partnership agreement, limited partnership agreement, certificate of limited partnership, certificate of organization, regulations or other organizing or constituent document governing the general affairs or existence of a corporation, partnership, limited liability company or other entity.

      "Parent" means Cyprus Amax Minerals Company, a Delaware corporation.

      "Parties" has the meaning set forth in the preface above.

      "Parker Claims" means all claims and causes of action (i) asserted or which could be asserted in the lawsuit styled Stephen H. Parker v. Amax Oil & Gas Inc., in the 112th District Court of Crockett County, Texas, (ii) which arise out of or result from the facts and circumstances alleged in said lawsuit, or (iii) which could be asserted by any party to that certain letter agreement dated January 7, 1965 and that certain joint operating agreement of the same date, between Frio-Tex Oil and Gas Company and Robert M. Bergstein, Alvin H. Parker and PIA Investing Corporation, or their respective successors, assigns, heirs or executors, to enforce rights or remedies under such agreements.

      "Permitted Encumbrances" means the following:

      (a) liens for taxes not yet due or, if due, being challenged in good faith by appropriate proceedings;

      (b) materialmen's, mechanics', and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent and that will be paid or discharged in the ordinary course of business or, if delinquent, that are being contested in good faith in the ordinary course of business;

      (c) easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations that do not materially interfere with the Company's operations of the portion of the Company Property burdened thereby;

      (d) rights reserved to or vested in any governmental authority to control or regulate any of the Wells or Units and all applicable laws, rules, regulations, and orders of such authorities so long as the same (i) do not decrease the Company's NRI below the NRI shown in Schedule 7, or increase the Company's WI above the WI shown in Schedule 7, without at least a proportionate increase in the Company's NRI, or
           (ii) create any liens in respect of such Wells or Units.

      (e) any Title Defects that Buyer may have expressly waived in writing or which are deemed to have been waived under Section 7.02;
                                                      ------------

      (f) liens arising under operating agreements, unitization, and pooling agreements, orders and statutes and production sales contracts securing amounts not yet due or, if due, being contested in good faith in the ordinary course of business;

      (g) the terms and conditions of all contracts and agreements relating to the Lands, Leases, Wells and Units including, without limitation, exploration agreements, gas sales contracts, processing agreements, farmins, farmouts, operating agreements, and right-of-way agreements, to the extent such terms and conditions (i) do not decrease the Company's NRI below the NRI shown in Schedule 7, or increase the Company's WI above the WI shown in Schedule 7, without at least a proportionate increase in the Company's NRI, (ii) are normal and customary in the oil and gas industry, and (iii) would not conflict with any other portion of this definition of Permitted Encumbrances;

      (h) royalties, overriding royalties, net profits interests, production payments, reversionary interests, and similar interests that do not decrease the Company's NRI below the NRI shown in Schedule 7, or increase the Company's WI above the WI shown in Schedule 7, without at least a proportionate increase in the owner's NRI;

      (i) conventional rights of reassignment requiring notice to the holders of the rights prior to surrendering or releasing a leasehold interest;

      (j) calls on production exercisable only at prices substantially equivalent to then-current fair market value;

      (k) consents to assignment and preferential rights to purchase any or all of the Significant Properties other than any such consents or rights which (i) are applicable to the transactions contemplated by this Agreement or (ii) were applicable to a previous transaction involving the transfer of all or any portion of the Company Property but were not complied with at the time of the consummation of such transaction; and

      (l)  those matters listed in Item 3.12 of Schedule 3.

      "Phase I Environmental Audit" means an assessment of the Company's compliance with Environmental Laws consisting of examination of the Company's files and public documents, interviews of personnel and former personnel of the Company and of other appropriate persons, visual inspection of Company Property and other properties, and NORM and asbestos surveys. The foregoing definition shall not include or authorize any soil borings or laboratory analysis of soil or groundwater samples on or from Company Property.

      "Plan" has the meaning set forth in Section 3.13 above.
                                          ------------

      "Preliminary Purchase Price" has the meaning set forth in Section 1.02
                                                                ------------
above.

      "Purchase Price" means the consideration to be paid by Buyer for the Company Shares, as adjusted pursuant to Section 1.05, Section 7 and Section 8,
                                        ------------  ---------     ---------
which consideration shall be equal to the Preliminary Purchase Price plus the Closing Date Adjustment, if a positive amount (or, in the event the Closing Date Adjustment is a negative amount, equal to the Preliminary Purchase Price minus the absolute value of the Closing Date Adjustment), as further adjusted pursuant to Section 7 and Section 8.02.
   ---------     ------------

      "RCRA" means the Resource Conservation and Recovery Act, as amended.

      "Report Date" means September 30, 1993.

      "Reserve Consultants" has the meaning set forth in Section 3.16 above.
                                                         ------------

      "Reserve Report" has the meaning set forth in Section 3.16 above.
                                                    ------------

      "Response Notice" has the meaning set forth in Section 7.03 above.
                                                     ------------

      "Retained Liabilities" means all Losses (a) of the Company and its Benefits Affiliates pursuant to the Plans, or as to which representations and warranties are made, in Section 3.13 of Schedule 3, or as specified in Section
                        ------------                                   -------
5.04 (other than liabilities and obligations retained by the Company or Buyer
- ----
pursuant to Section 5.04 as Covered Liabilities), (b) of the Buyer, the Company
            ------------
and the Company's subsidiaries arising out of or resulting from taxes, interest and penalties which are the responsibility of Seller (or as to which Seller has agreed to indemnify Buyer or the Company or its subsidiaries) under Section 6
                                                                    ---------
hereof, (c) arising out of or resulting from any claims for the payment of any fees and charges of Morgan Stanley, Seller's financial advisor in connection with the transactions contemplated by this Agreement, and any other advisor or broker retained by Seller, the Company or their respective Affiliates in connection with such transactions or any other contemplated strategic sale, spinoff or other disposition of the Company and its subsidiaries, (d) that arise out of or result from any of the Parker Claims; together with all Losses and Environmental Liabilities, (e) that arise out of or are attributable to any former subsidiary of the Company, or the property of any former subsidiary of the Company, whose capital stock or whose assets were dividended, distributed or transferred to the Seller or any of Seller's Affiliates (other than the Company or its current Affiliates) prior to the Closing Date and (f) that arise out of or result from any Company Property which is transferred or assigned by the Company to the Seller or its designee pursuant to Section 7.05 or Section 8.02
                                                  ------------    ------------
above.

      "Retained Royalty Claims" means claims, proceedings or causes of action arising out of or resulting from the failure of the Company or a subsidiary of the Company to pay the full amount due, at or prior to the Closing Date, as royalty, overriding royalty or other payment measured by production in accordance with the terms of the document creating such payment obligations, but only (a) those specific claims that Buyer or the Company reasonably believes are probable of assertion and as to which, on or prior to the first anniversary of the Closing Date, Buyer or the Company has provided Seller with notice or notices describing such probable claims and the specific facts and circumstances which could give rise to such probable claims and (b) those Third Party Claims which evidence or could give rise to any such claims, proceedings or causes of action and as to which, on or prior to the first anniversary of the Closing Date, Buyer or the Company has provided Seller with notice or notices; provided that, notice of a lawsuit or administrative proceeding evidencing or giving rise to any such claims filed against Buyer or the Company prior to the end of such first anniversary of the Closing Date shall always be timely if Buyer or the Company gives Seller notice thereof within ten business days after being served therewith.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Seller" has the meaning set forth in the preface above.

      "Seller Pension Plan" has the meaning set forth in Section 5.04(b).
                                                         ---------------

      "Seller Thrift Plan" has the meaning set forth in Section 5.04(c).
                                                        ---------------

      "Significant Properties" means (i) those Wells and Units listed in
Schedule 7, insofar as such Wells and Units cover the formation or formations shown for such Wells in Schedule 7, together with the Leases or portions thereof attributable to such Wells and Units and (ii) plants listed in Schedule 7.

      "TSCA" means the Toxic Substances Control Act, as amended.

      "Tax Returns" has the meaning set forth in Section 3.11 above.
                                                 ------------

      "Third Party Claim" has the meaning set forth in Section 11.05 above.
                                                       -------------

      "Title Defect" means any lien, security interest, collateral assignment, charge, obligation, cloud on title, encumbrance, irregularity of title or other condition that causes the Company's title to one or more of the Significant Properties (or any portion thereof), or the Hydrocarbons attributable thereto, to be less than Good and Defensible Title. Notwithstanding the foregoing, no Title Defect will exist as to any one of the Significant Properties unless the aggregate Defect Amounts in respect thereof exceed $5,000. If a Title Defect exists pursuant to the preceding sentence, the Defect Amount for such Title Defect shall include the entirety of such Defect Amount, whether below or above such threshold amount.

      "Title Defect Adjustment" means an amount of money equal to the sum of the Defect Amounts for all Title Defects asserted by Buyer under this Agreement as finally determined, whether by agreement or arbitration award; provided that, the Title Defect Adjustment shall not include (a) any Defect Amount which was applied to reduce the Available Deductible Amount or to adjust the Preliminary Purchase Price pursuant to Section 7.06 of this Agreement or (b) any Defect
                           ------------
Amounts with respect to Title Defects asserted by Buyer with respect to any Significant Properties conveyed to Seller (or its designee) pursuant to Section
                                                                        -------
7.05 of this Agreement insofar as such Title Defects relate to such Significant
- ----
Properties.

      "Title Defect Notice" has the meaning set forth in Section 7.02 above.
                                                         ------------

      "Title Examination Period" has the meaning set forth in Section 7.02
                                                              ------------
above.

      "Transactions contemplated by this Agreement" mean transactions directly related to Buyer's acquisition of the Company Shares and the performance by the Parties of their respective obligations hereunder and the agreements executed and delivered pursuant hereto; and such term shall not include, among other matters, any transactions related to Buyer's proposed sale of any Company Properties to Universal Resources Corporation or its Affiliates.

      "Transferred Employees" has the meaning set forth in Section 5.04(d).
                                                           ---------------

      "Units" means (i) all unitization, communitization, and pooling agreements and orders covering the lands subject to the Leases, or any portion thereof, and the units and pooled or communitized areas created thereby, and (ii) all existing or projected future units and pooled or communitized areas set forth or referenced in Schedule 7.

      "Welfare Plan" has the meaning set forth in Section 3.13(e) above.
                                                  ---------------

      "Wells" means wells (including projected future wells) for the production of Hydrocarbons which are listed in Schedule 7 or which are located on the Lands.

      "WI" means a fraction or percentage of the costs and expenses associated with the maintenance, exploration, development, operation and abandonment of a Well or Unit.

  14. Miscellaneous.

      14.01 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes is in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

      14.02 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, and other persons given rights of indemnification hereunder.

      14.03 Entire Agreement. This Agreement (including the documents referred to herein and the letter agreement of the same date concerning Schedule 7 and other matters) and the Confidentiality Agreement constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

      14.04 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      14.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      14.06 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      14.07 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to the Seller:
                 Amax Coal Company
                 9100 East Mineral Circle
                 Englewood, Colorado 80112
                 Attention:  General Counsel

      Copy to:
                      Mayor, Day, Caldwell & Keeton, L.L.P.
                      700 Louisiana, Suite 1900
                      Houston, Texas  77002
                      Attention:  Richard B. Mayor

      If to the Buyer:
                      Union Pacific Resources Company
                      801 Cherry Street
                      Fort Worth, Texas  76102
                      Attention:  Vice President - Corporate Development

      Copy to:
                      Fulbright & Jaworski L.L.P.
                      1301 McKinney, Suite 5100
                      Houston, Texas  77010-3095
                      Attention:  George F. Kutzschbach

      Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      14.08 Disclaimer of Representations and Warranties. Except as expressly set forth in this Agreement and in any certificate delivered pursuant to Sections 10.01 and 10.02 ( which shall constitute representations and warranties
- --------------     -----
hereunder), the Parties hereto make no, and disclaim any, representation, or warranty whatsoever, whether express or implied. Each Party hereto disclaims all liability and responsibility for any other representation, warranty, statement, or communication (orally or in writing) to the other Party (including, but not limited to, any information contained in any opinion, information, or advice that may have been provided to any such Party by any officer, stockholder, director, employee, agent, consultant, representative, or contractor of such disclaiming Party or its Affiliates or any engineer or engineering firm, or other agent, consultant, or representative) wherever and however made, including, but not limited to, those made in any data room, in the Confidential Offering Memorandum dated December 1993 distributed on behalf of the Company by Morgan Stanley, and any supplements or amendments thereto, or during any negotiations. Without limiting the generality of the foregoing, none of the Parties makes any representation or warranty as to (a) the amount, value, quality, or deliverability of petroleum, natural gas, or other reserves attributable to the Company or any of its properties, or (b) any geological, engineering, or other interpretations or economic evaluations. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3.08, ALL TANGIBLE PERSONAL PROPERTY OF
                                ------------
THE COMPANY IS SOLD "AS IS, WHERE IS," AND EACH OF THE PARTIES MAKES NO, AND DISCLAIMS ANY, REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE, OR OTHERWISE, AS TO (i) MERCHANTABILITY, (ii) FITNESS FOR ANY PARTICULAR PURPOSE, (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, AND (iv) CONDITION. The Parties agree that the preceding disclaimers of warranty are "conspicuous" disclaimers for purposes of any applicable law, rule, or order.

      14.09 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

      14.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller.

      14.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      14.12. Texas Deceptive Trade Practices Act Waiver. Buyer (a) represents and warrants to Seller that it (i) is acquiring the Company Shares for commercial or business use, (ii) has assets in excess of $25,000,000 and (iii) has knowledge and experience in financial and business matters such that enable it to evaluate the merits and risks of the transaction contemplated by this Agreement and is not in a significantly disparate bargaining position with respect to Seller; and (b) hereby unconditionally and irrevocably waives any and all rights or remedies it may have under the Deceptive Trade Practices - Consumer Protection Act of the State of Texas, Tex. Bus. & Com. Code (S) 17.41 et seq., other than any of the provisions of (S)17.555 of such Act, if such Act
- ------
would for any reason be deemed applicable to the transactions contemplated hereby.

      14.13 Expenses. Each of the Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this
Agreement and the transactions contemplated hereby.   Buyer shall pay all
transfer taxes attributable to the purchase and sale of the Company Shares.

      14.14 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including, without limitation. If the date specified in this Agreement for giving any notice or taking any action is not a business day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a business day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a business day.

  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                   UNION PACIFIC RESOURCES COMPANY

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   AMAX COAL COMPANY

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   AMAX OIL & GAS INC.

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                SUPPLEMENT TO
                          STOCK PURCHASE AGREEMENT

     This Supplement to Stock Purchase Agreement (the "Supplement") is entered into as of March 1, 1994 by and between UNION PACIFIC RESOURCES COMPANY, a Delaware corporation ("Buyer" or "UPRC"), UNION PACIFIC OIL AND GAS HOLDING COMPANY, a Delaware corporation ("Holding"), AMAX COAL COMPANY, a Delaware corporation ("Seller"), and AMAX OIL & GAS INC., a Delaware corporation (the "Company").

     WHEREAS, effective as of March 1, 1994, Buyer, Seller and the Company entered into that certain Stock Purchase Agreement (the "Agreement") whereby Buyer agreed to the purchase from Seller of all of the outstanding capital stock of the Company (such stock being referred to in the Agreement as the "Company Shares").

     WHEREAS, it was contemplated in Section 4.04 of the Agreement that before
                                     ------------
the purchase, Seller would contribute the AMAX Note along with other intercompany accounts to the capital of the Company and that all of the purchase price would be allocated to the Company Shares.

     WHEREAS, the parties have determined not to make the aforementioned contribution of the AMAX Note and have agreed to the purchase by Buyer of both the AMAX Note and the Company Shares from the Seller and to allocate the purchase price between them.

     WHEREAS, Buyer desires that the right to purchase the Company Shares and the AMAX Note be assigned to its wholly-owned subsidiary, Union Pacific Oil and Gas Holding Company, and wishes to include such subsidiary under the definition of "Buyer" under the Agreement solely for this purpose.

     WHEREAS, contemporaneously with execution and delivery of the Agreement, Buyer and Seller executed and delivered a letter agreement dated March 1, 1994 (the "March Letter

Agreement"), concerning development of Schedule 7 to the Agreement and handling of title matters relating to undrilled locations in Crockett County, Texas and the parties desire to supersede the March Letter Agreement and incorporate the remaining, relevant elements of that letter agreement into this Supplement.

     WHEREAS, the parties also desire to supplement and amend the Agreement in certain other respects.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations and warranties and covenants herein contained, the parties agree as follows:

                                     I.
                         (Assignment; Defined Terms)

     1.1. The capitalized terms used herein shall have the same meaning as in the Agreement, unless otherwise defined herein. All references in the Agreement to the "Agreement" shall refer to the Agreement as heretofore amended and as amended and supplemented by this Supplement.

     1.2. As of the Closing Date, Buyer hereby assigns its right to purchase and receive title to the Company Shares and the AMAX Note under the Agreement to Holding and all references in the Agreement to the "Buyer" shall henceforth refer solely to Holding for the purposes of identifying the entity acquiring the Company Shares and the AMAX Note pursuant to the Agreement. Holding shall, jointly and severally with UPRC, be obligated to pay the Purchase Price for the Company Shares and the AMAX Note; and Holding hereby, jointly and severally with UPRC, make all representations and warranties under Section 2.02
                                                                   ------------
of the Agreement as to each of UPRC and Holding in respect of the acquisition of the Company Shares and the AMAX Note by Buyer. It is expressly agreed by UPRC that UPRC shall remain responsible for the performance of all obligations of the Buyer under the Agreement. All notices to be given to, or actions to be taken by, Buyer pursuant to the Agreement shall, as applicable, be given to or taken by UPRC.

     1.3.  Section 13 of the Agreement is amended and supplemented in the
           ----------
following respects.
          (a)  The definition of "AMAX Note" is amended to read as follows:

                    "AMAX Note" means that certain promissory note of the
               Company to Amax Inc. dated December 21, 1990, in the original principal amount of $704,930,000, as amended by Amendment to Promissory Note dated November 4, 1993, having an outstanding principal balance, together with accrued interest, of $479,034,071.67 at the Report Date and $458,742,731.25 at the
               Closing Date."

          (b) The definition of "Buyer" is corrected to reflect the provisions of Section 1.2 of this Supplement.
        -----------

          (c) The definitions of "Purchase Price" and "Transactions contemplated by this Agreement" are each amended to insert after each reference to the "Company Shares" the phrase "and the AMAX Note."

          (d) The definition of "Significant Properties" is amended to read as follows:

               "Significant Properties" means (i) those Wells and Units listed in Schedule 7, insofar as such Wells and Units cover the formation or formations shown for such Wells and Units in Schedule 7, together with the Leases or portions thereof attributable to such Wells and Units,
          (ii) the plants listed in Schedule 7, (iii) the undrilled Canyon Properties, (iv) the undrilled Non-Canyon Properties and (v) the Mineral Fee Interests. Each Well, Unit or plant listed in Schedule 7 shall be treated as a single Significant Property, the undrilled Canyon Properties shall be treated as a single Significant Property, the undrilled Non-Canyon Properties shall be treated as a single Significant Property, and each of the Mineral Fee Interests which are located in the same Title Subdivision shall be treated as a single Significant Property."

          (e) The definition of "Permitted Encumbrances" is amended by (i) deleting the word "and" at the end of section "(k)", (ii) changing the period at the end of section (l) to a semicolon and (iii) adding the following section:

          (m) As to Mineral Fee Interests, oil and gas leases and oil, gas and mineral leases covering such lands together with all burdens, encumbrances, easements, rights of way, servitudes, permits and other rights attendant to such leases and operations and activities conducted in connection with such leases.

          (f)  The following new defined terms shall be added to Section 13 of
                                                                 ----------
     the Agreement:

               "Assignment of Note" means the form of Assignment of Note attached hereto as Exhibit 1.04.

               "Canyon Properties" means all Leases owned by the Company in Crockett County, Texas insofar as they cover lands in the Canyon formation and are reflected as being owned by the Company in the Ozona Information.

               "Canyon Threshold" means 79,200 Net Acres.

               "Canyon Value" means the amount of $147,680,000 attributable to the Undrilled Canyon Sand as reflected on Schedule 7 to this Agreement.

               "Mineral Fee Interests" means those mineral estate interests and surface estate interests listed in the Mineral Fee Listings and more particularly described in the records of the Company identified in the Mineral Fee Listings.

               "Mineral Fee Listings" means those listings in the document styled Fee Minerals, dated March 30, 1994, included in Annex A to this Agreement and those listings in the document styled Acreage Report Selected by Prospect dated March 21, 1994, included in Annex B to this Agreement, both of Annex A and Annex B being incorporated in this Agreement to the same extent as if included in the body of this Agreement.

               "Net Acres" means for any tract the surface acres included within the boundaries of the tract multiplied by the NRI for the tract.

               "Net Mineral Acres" means for any mineral estate tract included in the Mineral Fee Interests, the surface acres included within the boundaries of the tract multiplied by the Company's percentage ownership of Hydrocarbons in and under such tract, disregarding any diminution in percentage ownership by reason of an existing or future lease of such Mineral Fee Interests.

               "Net Surface Acres" means for any surface estate tract included in the Mineral Fee Interests, the surface acres included within the boundaries of the tract multiplied by the Company's percentage ownership of the surface estate within the boundaries of such tract.

               "Non-Canyon Properties" means all Leases owned by the Company in Crockett County, Texas insofar as they cover lands in the Clearfork, Strawn, Penn and Ellenburger formations and are reflected as being owned by the Company in the Ozona Information.

               "Non-Canyon Threshold" means 253,440 Net Acres.

               "Non-Canyon Value" means the amount of $47,969,000 attributable to the Undrilled Non-Canyon Sand as reflected on Schedule 7 to the Agreement.

               "Ozona Formations" means Canyon, Clearfork, Strawn, Ellenburger and Penn.

               "Ozona Information" means (i) those maps prepared by the Company and delivered to Buyer and Seller which show for each of the Ozona Formations in yellow color the tracts in which the Company owns or claims to own interests in the respective formations and (ii) information schedules for the Leases owned by the Company covering lands in the Ozona Formations, including descriptions and WI and NRI for such Leases.

               "Supplement" means the Supplement to Stock Purchase Agreement dated as of March 1, 1994, between Seller, Buyer, Holding and the Company.

               "Title Subdivision" means for each Mineral Fee Interest, the section, abstract or survey (whichever is the smaller subdivision of land) in which such Mineral Fee Interest is shown as being located in the Mineral Fee Listings.

                                     II.

                                 (AMAX Note)

     2.1. Section 1.01 of the Agreement is amended by inserting the words "and
          ------------
the AMAX Note" at the end of Section 1.01.  Section 1.02 of the Agreement is
                             ------------   ------------
amended to read as follows:

          "1.02 Preliminary Purchase Price; Closing Payment. In consideration for Seller's sale and transfer to Buyer of the Company Shares and the AMAX Note, the Buyer agrees to pay Seller $819,000,000 (the "Preliminary Purchase Price"), subject to adjustment as herein provided. The Preliminary Purchase Price shall be allocated $458,742,731.25 to the AMAX Note and $360,257,268.75 to the Company Shares. Prior to the Closing Date, based upon information available to Seller at such time, Seller and Buyer have agreed on the Closing Date Adjustment and the Closing Payment. Adjustments to the Preliminary Purchase Price have been allocated so as to adjust the Purchase Price of the Company Shares."

     2.2. Section 1.05 of the Agreement has been superseded as set forth in
          ------------
Sections 2.1 and 4.5 of this Supplement; accordingly, such Section 1.05 is
- ------------     ---                                       ------------
hereby deleted in its entirety from the Agreement.

     2.3  Section 4.04 of the Agreement is amended to read as follows:
          ------------

          "4.04 Actions by Seller. On or prior to the Closing Date Seller or its Parent will contribute to the capital of the Company an amount sufficient to pay the net amount of all intercompany accounts (other than the AMAX Note), which will be a non-cash contribution reflected on the books of the Company as an increase in paid-in capital and an elimination of all intercompany accounts (other than the AMAX Note)."

     2.4. Seller represents and warrants that a true and correct copy of the AMAX Note, together with the Amendment To Promissory Note, are attached hereto as Exhibit A.

     2.5. Section 2.01 of the Agreement is amended and supplemented by adding
          ------------
the following additional representations and warranties of Seller to the end of

Section 2.01, which shall for all purposes be deemed to be representations and
- ------------
warranties of Seller to Buyer as of March 1, 1994, and as of the Closing Date:

          (f) The AMAX Note. The Seller is the sole legal and beneficial owner and holder of the AMAX Note. The Seller has not sold or disposed of all or any interest in the AMAX Note, and Seller owns the AMAX Note free and clear of, and the AMAX Note is not subject to, any security interest, liens, options, purchase rights, or other encumbrances (except as created by this Agreement and restrictions on the sales of the AMAX Note under applicable securities laws). Upon the purchase of the AMAX Note as contemplated by this Agreement, the Buyer will obtain good and valid title to the AMAX Note free and clear of all security interests, mortgages, pledges, claims, liens, charges, options, encumbrances or other rights or interests of any nature (other than those created by, through or under Buyer and restrictions on sales of notes under applicable securities laws). No principal or interest has been paid on the AMAX Note since the Report Date (other than amounts taken into account, or disclosed to Buyer in the reconciliation information in connection with the Closing Date Adjustment set forth in paragraph 4.5 of the Supplement). The unpaid balance of principal and interest on the AMAX Note as of the Report Date was $479,034,071.67 and as of the Closing Date is $458,742,731.25 and, as of
     the Closing Date, there is no default in the payment or performance of the AMAX Note.

          (g) Noncontravention. Neither the execution and delivery of the Supplement, nor the consummation by the Seller of the transactions contemplated thereby, will in any material respect violate any statute, regulation, rule, injunction, judgment, order, decree or ruling of any government, governmental agency, or court to which Seller is subject, or any provision of its charter or bylaws or any agreement or instrument to which Seller is a party.

          (h) Authorization of Supplement. The Seller has full power and authority (including full corporate power and authority and all necessary board approvals) to execute and deliver the Supplement and to perform its obligations thereunder. The Supplement constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms and conditions except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.6  Section 2.02 of the Agreement is amended and supplemented by adding
          ------------
the following additional representations and warranties of Buyer to the end of

Section 2.02, which shall for all purposes be deemed to be representations and
- ------------
warranties of Buyer to Seller as of March 1, 1994, and as of the Closing Date.

          (h) Noncontravention. Neither the execution and delivery of the Supplement nor the consummation by the Buyer of the transactions contemplated thereby, will in any material respect violate any statute, regulation, rule, injunction, judgment, order, decree, or ruling of any government, governmental agency, or court to which Buyer is subject, or any provision of its charter or bylaws or any agreement or instrument to which Buyer is a party.

          (i) Authorization of Supplement. The Buyer has full power and authority (including full corporate power and authority and all necessary board of approvals) to execute and deliver the Supplement and to perform its obligations thereunder, and the Supplement constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms and conditions except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.7. Clause (c) of Section 1.04 of the Agreement is amended and
                        ------------
supplemented to read as follows:

          (c) the Seller will deliver to the Buyer (i) stock certificates representing all Company Shares, endorsed in blank or accompanied by duly executed assignment documents, (ii) the AMAX Note (and the Amendment to Promissory Note) endorsed by all holders thereof "Pay to the order of Union Pacific Oil and Gas Holding Company without recourse or warranty except as provided in that certain Stock Purchase Agreement dated as of March 1, 1994, by and between Amax Coal Company, Union Pacific Resources Company and Amax Oil & Gas Inc., as amended and supplemented" and (iii) the Assignment of Note in form attached hereto as Exhibit 1.04,

     2.8. The Agreement is amended and supplemented by attaching thereto and incorporating therein as Exhibit 1.04 to the Agreement, the form of Assignment of Note which is attached hereto as Exhibit 1.04.

     2.9. The form of Release attached as Exhibit 10.01(j) to the Agreement is amended to exclude the AMAX Note from the obligations released thereunder. The form of Guaranty attached as Exhibit 10.01(g) to the Agreement is amended to expressly include obligations of the Seller under the Assignment of Note and the Agreement as amended hereby. The forms of opinions attached as Exhibits 10.01(f) and 10.02(f) are amended to reflect and cover the Assignment of Note and the Agreement as amended hereby.

     2.10. While the parties believe that the change in allocation of consideration specified in paragraph 2.1 above will not have any adverse impact on either Buyer or Seller, Buyer hereby agrees to indemnify Seller and its Affiliates (other than the Company and its subsidiaries) against any taxes and any other losses, costs, or damages which it may incur solely as a direct result of the change in allocation of consideration specified in paragraph 2.1 above to the extent such taxes and related losses, costs, or damages exceed the aggregate taxes and related losses, costs or damages Seller would have incurred if the transaction were consummated without the change reflected in paragraph 2.1 of this Supplement.

     2.11 Sections 1.01, 1.02, 2.02(e), 14.12 and 14.13 of the Agreement are
          ---------------------------------------------
each hereby amended to insert after each reference to the "Company Shares" the phrase "and the AMAX Note."

                                    III.
                               (Title Matters)
     3.1 The March Letter Agreement is superseded by this Supplement in all respects and shall be of no further force and effect.

     3.2. The Agreement is amended and supplemented by attaching thereto and incorporating therein as Schedule 7 to the Agreement, the form of Schedule 7 which is attached hereto as Schedule 7.

     3.3 The Agreement is amended and supplemented by adding thereto the following additions to Section 7:

          7.10 Title Defects for Undrilled Canyon Properties and Undrilled Non-
               ---------------------------------------------------------------
     Canyon Properties.  Notwithstanding anything contained herein to the
     -----------------
     contrary, Title Defects for those of the Canyon Properties relating to the Significant Properties identified in Schedule 7 as Undrilled Canyon Sand and for those of the Non-Canyon Properties identified in Schedule 7 as Undrilled Non-Canyon Sand shall be asserted, determined and resolved as provided in the Agreement as supplemented and amended by the following paragraphs, which shall only be applicable to Title Defects for such Undrilled Canyon Sand and Undrilled Non-Canyon Sand:

               (a)  Title Defects.  Seller has furnished or caused the Company
                    -------------
          to furnish to Buyer the Ozona Information. In the manner and within the time provided in this Agreement, Buyer shall furnish to Seller Title Defect Notices for each Lease or portion thereof for which Buyer disagrees with the WI or NRI set out in the Ozona Information for any Lease in any Ozona Formation. Except as otherwise provided in this Section 7.10, Buyer's notice shall be treated in the same fashion as any other Title Defect Notice except that it shall specify only the WI or NRI discrepancy and shall not ascribe a Defect Amount for such discrepancy. Buyer may also assert Title Defects as contemplated by Section 7.10(d) below.

               (b)  Canyon Value Adjustment.  When the last of all Title Defects
                    -----------------------
          asserted by Buyer under this Agreement has been resolved, a calculation shall be made comparing the Net Acres in the Canyon Properties with the Canyon Threshold. If the number of Net Acres in the Canyon Properties is less than the Canyon Threshold, then the Canyon Properties' value shall be reduced by an amount equal to the product obtained by multiplying the Canyon Value by a fraction, the numerator of which is the number of Net Acres by which the Canyon Threshold exceeds the Net Acres calculated for the Canyon Properties and the denominator of which is the Canyon Threshold.

               (c)  Non-Canyon Value Adjustment.  When the last of all Title
                    ---------------------------
          Defects asserted by Buyer under the Agreement has been resolved, a calculation shall be made comparing the sum of the Net Acres in each of the Ozona Formations comprising the Non-Canyon Properties with the Non-Canyon Threshold. If the number of Net Acres in the Non-Canyon Properties is less than the Non-Canyon Threshold, then the Non-Canyon Value shall be reduced by an amount equal to the product obtained by multiplying the Non-Canyon Value by a fraction, the numerator of which is the number of Net Acres by which the Non-Canyon

          Threshold exceeds the Net Acres calculated for the Non-Canyon Properties and the denominator of which is the Non-Canyon Threshold.

               (d)  Application of Other Title Defects.  Reductions in the
                    ----------------------------------
          Canyon Value and the Non-Canyon Value shall be added to the Title Defect Adjustment provided in Section 7.09 of the Agreement. In addition to the adjustments provided above for Canyon and Non-Canyon Properties, Buyer may assert any and all Title Defects as provided in the Agreement including Title Defects relating to currently existing Wells and Units in the Canyon Properties and Non-Canyon Properties. The Defect Amounts with respect to such other Title Defects shall be determined by treating the undrilled Canyon Properties as a single Significant Property and the undrilled Non-Canyon Properties as a single Significant Property. For purposes of determining the number (but not the location) of the wells to be drilled on the Canyon Properties and Non-Canyon Properties, the wells projected in the informal schedule delivered by Buyer to Seller on or about March 1, 1994, for the undrilled locations in Crockett County, Texas, will be deemed projected for the applicable Ozona Formations. A Title Defect shall exist with respect to the Company's WI in the Canyon Properties if the Company's weighted average WI (determined on the basis of the Canyon Properties containing 150,000 gross acres) is greater than 64.5% (without at least a proportionate increase in the Company's aggregate weighted average NRI of 52.8%). A Title Defect shall exist with respect to the Company's WI in the Non-Canyon Properties if the Company's weighted average WI (determined on the basis of the Non-Canyon Properties containing 480,000 gross acres) is greater than 64.5% (without at least a proportionate increase in the Company's aggregate weighted average NRI of 52.8%). Any Title Defects resolved to a Defect Amount shall be deducted from the value of the Canyon Properties or the Non-Canyon Properties as applicable. To the extent that any Title Defect asserted by Buyer is duplicative of any other Title Defect, adjustments in value shall be made to avoid duplication; provided that, Title Defects asserted by Buyer with respect to currently existing Wells and Units in the Canyon Properties or in the Non-Canyon Properties shall not be considered to be duplicative of any Title Defect asserted by Buyer under this Section
                                                                       -------
          7.10.
          ----

          7.11  Title Defects for Mineral Fee Interests.  Notwithstanding
                ---------------------------------------
     anything contained herein to the contrary, Title Defects for Mineral Fee Interests shall be asserted, determined and resolved as provided in this Agreement as supplemented and amended by the following paragraphs:

               (a) When used with respect to the Mineral Fee Interests, the term "Good and Defensible Title" means, with respect to the ownership of Mineral Fee Interests in a Title Subdivision in the Mineral Fee Listings, a record title that (a) entitles the Company to the benefits of ownership of aggregate Net Mineral Acres and Net Surface Acres in such Title Subdivision of not less than the number of purported Net Mineral Acres and Net Surface Acres listed for such Title Subdivision in the Mineral Fee Listings and (b) is free and clear of all liens, security interests, collateral assignments, encumbrances, clouds on title, irregularities and defects except for Permitted Encumbrances. The value per purported Net Mineral Acre or Net Surface Acre included in a Significant Property shall be the amount determined by dividing the value assigned in Schedule 7 to all purported Net Mineral Acres and Net Surface Acres in the county or parish in which such Significant Property is located by the number of purported Net Mineral Acres and Net Surface Acres shown in Schedule 7 as being owned by the Company in such county or parish; provided that, in instances where value is assigned to purported Net Mineral Acres and Net Surface Acres only on a state by state basis in Schedule 7, the value per purported Net Mineral Acre or Net Surface Acre included in a Significant Property shall be the amount determined by dividing the value assigned in
          Schedule 7 to all purported Net Mineral Acres and Net Surface Acres in the state in which such Significant Property is located by the number of purported Net Mineral Acres and Net Surface Acres shown in Schedule 7 as being owned by the Company in such state.

               (b) For purposes only of determining Defect Amounts with respect to Title Defects for Mineral Fee Interests, Section 7.04 of the
                                                      ------------
          Agreement shall be deemed to be amended by replacing paragraphs (c) and (d) of Section 7.04 with the following new paragraphs (c) and (d):
                     ------------

               (c) If the Title Defect results from the Company owning less Net Mineral Acres or Net Surface Acres in a Significant Property than the number of purported Net Mineral Acres (and Net Surface Acres, if applicable) specified for such Significant Property in the Mineral Fee Listings, then, the Defect Amount shall be equal to the product obtained by multiplying the value per Net Mineral Acre or Net Surface Acre for that Significant Property by the reduction in the number of Net Mineral Acres or Net Surface Acres from that specified for such Significant Property in the Mineral Fee Listings.

               (d)  Paragraph (d) of Section 7.04 is intentionally omitted for
                                     ------------
               purposes of determining Defect Amounts with respect to Mineral Fee Interests.

               (c) If during the applicable Cure Period with respect to any Title Defects asserted with respect to a Significant Property included in the Mineral Fee Interests, Seller proves to the reasonable satisfaction of Buyer (or the Arbitrator subsequently determines pursuant to Section 7.08) that the aggregate number of Net Mineral
                      ------------
          Acres and Net Surface Acres owned by the Company on the Closing Date in another Significant Property in the same county or parish (or state in instances where purported Net Mineral Acres or Net Surface Acres are listed on a state by state basis) exceeds the number of purported Net Mineral Acres and Net Surface Acres listed for such other Significant Property in the Mineral Fee Listings, then, when the last of all Title Defects asserted by Buyer under the Agreement with respect to such first mentioned Significant Property have been resolved and without duplication of any other setoff allowed to Seller pursuant to this paragraph (c), Seller shall be entitled to a setoff against the aggregate Defect Amounts finally determined for such first mentioned Significant Property of an amount equal to the product obtained by multiplying the value per Net Mineral Acre or Net Surface Acre for such other Significant Property by the excess in the number of Net Mineral Acres or Net Surface Acres from that specified for such other Significant Property in the Mineral Fee Listings.

               (d) In preparing the Mineral Fee Listings, the Seller intended to exclude all Significant Properties other than the Mineral Fee Interests. Accordingly, it is agreed that fee minerals or other of the Leases included in Significant Properties other than the Mineral Fee Interests will not be taken into account or considered for purposes of determining the Company's Mineral Fee Interests (or for purposes of paragraph (c) above) and the Mineral Fee Interests shall not be taken into account or considered for purposes of determining the Company's ownership of Significant Properties other than the Mineral Fee Interests.


                                     IV.
                               (Miscellaneous)

     4.1. Part A of Item 3.05 of Schedule 3 of the Agreement is amended and supplemented to add thereto each of the contracts and agreements described in Exhibit B attached to this Supplement (the "Additional Contracts") as though the same were described in Part A of Item 3.05 of Schedule 3 of the Agreement on the date of the Agreement. Seller's failure to initially describe the Additional Contracts in Part A of Item 3.05 of Schedule 3 shall not constitute a breach of

Section 3.05 of the Agreement, however, Buyer's rights to assert claims for
- ------------
indemnification with respect to any other breaches of representations and warranties under Section 3.05 or other sections of the Agreement relating to the
                 ------------
Additional Contracts shall in no way be limited or impaired.

     4.2. Item 3.07(f) of Schedule 3 of the Agreement is amended and supplemented to add thereto each of the sales or transfers of assets listed in Exhibit C attached to this Supplement (the

"Additional Transfers") as though the same were described in Item 3.07(f) of
Schedule 3 of the Agreement on the date of the Agreement. Seller's failure to initially describe the Additional Transfers in Item 3.07(f) of Schedule 3 shall not constitute a breach of Section 3.07 of the Agreement; however, Buyer's
                           ------------
rights to assert claims for indemnification with respect to any other breaches of representations and warranties under Section 3.07 or other sections of the
                                        ------------
Agreement relating to the Additional Transfers or to assert Title Defects on account or as a result thereof shall in no way be limited or impaired.

     4.3. The schedule allocating the Purchase Price among the Company's and its subsidiaries' assets which was contemplated by Section 6.07 of the Agreement is
                                               ------------
the schedule attached hereto as Exhibit D.

     4.4. Section 11.01 of the Agreement is amended to add at the end of clause
          -------------
(i) in the last sentence thereof the following clause:

     "; provided, however, that where representations and warranties are made in this Agreement with reference to a date other than the date of the Agreement, such representations and warranties shall be deemed to have been made as of the Closing Date with reference to such other date."

     4.5. Buyer and Seller have prior to Closing agreed that the amount of the Closing Date Adjustment is $23,598,470.97 and that the amount of the Closing Payment is $795,401,529.03.

     4.6. The Agreement is amended and supplemented by changing Section 11.03(b)
                                                                        --------
and adding a new Section 14.15 as follows:
                 -------------

     Section 11.03(b) of the Agreement is amended and supplemented as follows:

          (a)  In the eighth line of Section 11.03(b) on page 42, between "7.09"
                                     ----------------
               and "until" the words "or the Tenngasco Contract Adjustment"
               shall be added.

          (b) In the fifth line from the bottom of page 42, delete "and" and add at the end of the third from last line on page 42 the following:
               ",and (iv) the Tenngasco Contract Adjustment"

          (b)  14.15  Tenngasco Contract Adjustment.  The agreement dated
                      -----------------------------
     October 8, 1993, between AMAX Gas Marketing Inc. and Tenngasco Marketing Corporation ("Tenngasco") (AMAX Contract No. STNGC10001) (the "Tenngasco Agreement") provides for termination of that agreement by Tenngasco and for certain payments to the Company in the event that a Reservation Cancellation Notice stating that a Financial Closing Date cannot be achieved and that development of the Cogeneration Facility is being abandoned is submitted to the Company on or before October 31, 1994. If
     (i) Article 8 of the Tenngasco Agreement is not amended in any respect so as to increase or adversely affect Seller's obligations hereunder, including, without limitation, lengthening the time during which Tenngasco has to deliver a Reservation Cancellation Notice or reducing or eliminating the Reservation Cancellation Fee or Reservation Delay Fee which is to be paid pursuant to Section 8.2 or 8.3 of the Tenngasco Agreement, and (ii) a Reservation Cancellation Notice is received by the Company from Tenngasco on or before October 31, 1994, then, an amount shall be determined equal to the result of subtracting from $7,300,000 the amount paid or to be paid to the Company under

     Sections 8.2 and 8.3 of the Tenngasco Agreement (said amount being herein
     --------------------
     called "Tenngasco Contract Adjustment"). The Tenngasco Contract Adjustment shall be applied first to reduce the Available Deductible Amount (but not below zero) and the Purchase Price shall be reduced by the amount, if any, by which the Tenngasco Contract Adjustment exceeds the balance of the Available Deductible Amount immediately prior to application of the Tenngasco Contract Adjustment. Any reduction in Purchase Price pursuant to this Section 14.15 shall be due and payable by Seller to Buyer in
          -------------
     immediately available funds within thirty days after the date of notice from Buyer to Seller of termination of the Tenngasco Agreement.

     4.7. Section 5.4(a) of the Agreement is amended to add at the end thereof
          --------------
          the following two new subsections:

          "(3)  Notwithstanding any other provision of this Section 5.04 to the
                                                            ------------
     contrary, with respect to any individual who is employed by the Company on the Closing Date, and who does not continue in the employment of the Company or the Buyer after the Closing Date, but is offered employment by Universal Resources Corporation ("Universal") or any of its Affiliates on or immediately after the Closing Date (hereinafter a "Universal Employee"), such employee will be treated as a Transferred Employee who is covered under and actually entitled to lump-sum severance benefits payable with respect to salary only pursuant to the applicable Plan described in Section 5.04(p)(2) to the extent such Universal Employee would have been covered under such applicable Plan if his employment with the Company had been terminated after the Closing Date.

          (4) Buyer agrees that on or prior to the Closing Date the Company may pay sixty (60) days pay to former employees of the Company whose employment by the Company terminated on March 30, 1994. Neither the Seller, nor its Parent, nor any Affiliate of the Seller or its Parent shall have any responsibility or liability under this Agreement to reimburse Buyer or the Company for such amounts."

     4.8. The Agreement is amended and supplemented by adding a new Section
                                                                    -------
14.16 as follows:
- -----

     Buyer has identified or asserted certain Title Defects with respect to unleased interests in undrilled locations for the Vicksburg (S through V) formation in the Alvarado Field, the Deep Wilcox formation in the Comitas Field and the Deep Wilcox (below C5) formation in the Roleta Field.
     Without in any way limiting or otherwise affecting Buyer's rights under the Agreement with respect to such Title Defects, during the Title Examination Period, Buyer shall use reasonable efforts to continue to lease or cause the Company to attempt to lease the rights covering those above zones in the above fields. If Buyer or the Company cures all or a portion of a Title Defect which results from the existence of such unleased interests by causing the lease of the same during the Title Examination Period, then, at Seller's option, the Defect Amount with respect to the portion of such Title Defect which is so cured by Buyer's or the Company's acquisition of such lease shall be the costs and expenses incurred by Buyer or the Company in acquiring such lease rather than the Defect Amount which would otherwise be determined under Section 7.
                         ---------

     IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date first above written.

                              UNION PACIFIC RESOURCES COMPANY



                              By /s/ V.Richard Eales
                                 ---------------------------------------
                                  V. Richard Eales
                                  Vice President - Corporate Development

                              UNION PACIFIC OIL AND GAS HOLDING
                              COMPANY



                              By /s/ V. Richard Eales
                                 ----------------------
                                  V. Richard Eales
                                  Vice President


                              AMAX COAL COMPANY



                              By /s/ Thomas A. McKeever
                                 ----------------------
                                  Thomas A. McKeever
                                  Vice President


                              AMAX OIL & GAS INC.



                              By /s/ Wayne E. Gresham
                                 ----------------------
                                  Wayne E. Gresham
                                  Vice President